UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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THE TIMBERLAND COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE TIMBERLAND COMPANY
200 Domain Drive
Stratham, New Hampshire 03885

March 30, 2010

TO THE STOCKHOLDERS:

The Board of Directors and Officers of The Timberland Company invite you to attend the 2010 Annual Meeting of Stockholders to be held on Thursday, May 13, 2010, at 9:00 a.m., at the Company’s headquarters located at 200 Domain Drive, Stratham, New Hampshire.

Your vote is important. Instructions on how to vote are contained in our Proxy Statement and in the Notice of Internet Availability of Proxy Materials. Please cast your vote by telephone or over the Internet as described in those materials. Alternatively, if you requested a copy of the proxy card by mail, you may mark, sign, date and return the proxy card in the envelope provided.

Cordially,

Sidney W. Swartz
Chairman

THE TIMBERLAND COMPANY
200 Domain Drive
Stratham, New Hampshire 03885

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 13, 2010

Time:	9:00 a.m.

Location:	The Timberland Company World Headquarters 200 Domain Drive Stratham, New Hampshire

Purposes for Meeting:

1.	To fix the number of directors at eleven for the coming year, subject to further action by the Board of Directors as provided in the Company’s By-Laws, and to elect eleven directors to hold office until their successors are duly elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm;

3.	To amend the Company’s 2007 Incentive Plan to increase the number of shares reserved for issuance from 4,000,000 to 8,000,000; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Holders of Class A Common Stock will vote separately as a class to elect three directors. Holders of Class A Common Stock and holders of Class B Common Stock will vote together as a single class to elect the remaining eight directors, to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and to approve the amendments to the Company’s 2007 Incentive Plan.

You will receive notice of and may vote and act at the Annual Meeting only if you were a stockholder of record at the close of business on Thursday, March 18, 2010.

Important Notice Regarding the Availability of Proxy Materials
for the 2010 Annual Meeting to be held on May 13, 2010

Our Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders are available on the Internet at www.edocumentview.com/TBL. We intend to begin mailing our Notice of Internet Availability of Proxy Materials to stockholders on or about April 2, 2010. At that time, we will also begin mailing paper copies of our proxy materials to stockholders who request them. Please see Page 1 of this Proxy Statement for more information on how these materials will be distributed.

By Order of the Board of Directors

Danette Wineberg
Secretary

March 30, 2010

THE TIMBERLAND COMPANY
200 Domain Drive
Stratham, New Hampshire 03885

PROXY STATEMENT

March 30, 2010

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors of The Timberland Company, a Delaware corporation, is sending you the enclosed proxy in connection with its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjourned sessions of the Annual Meeting. The Annual Meeting will be held on Thursday, May 13, 2010, at 9:00 a.m., at the Company’s headquarters located at 200 Domain Drive, Stratham, New Hampshire. Throughout this Proxy Statement, we will refer to ourselves as “The Timberland Company”, “Timberland”, “we”, “our”, “its” or the “Company”. The purposes of the Annual Meeting are to:

1.	fix the number of directors at eleven for the coming year and to elect eleven directors to hold office until their successors are duly elected and qualified;

2.	ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm;

3.	amend the Company’s 2007 Incentive Plan to increase the number of shares reserved for issuance from 4,000,000 to 8,000,000; and

4.	transact such other business as may properly come before the Annual Meeting and any adjournments of the Annual Meeting.

Voting Rights and Outstanding Shares

You may vote at the Annual Meeting only if you were a stockholder of record as of the close of business on Thursday, March 18, 2010, which we refer to as the record date. As of the record date, the following numbers of shares of the Company’s Common Stock were outstanding:

Number of Shares
Class of Common Stock	Outstanding

Class A Common Stock, $.01 par value (“Class A Common Stock”)	42,942,654
Class B Common Stock, $.01 par value (“Class B Common Stock”)	10,889,160

The Securities and Exchange Commission, or SEC, has adopted rules that allow us to mail a notice to our stockholders advising them that our Proxy Statement, Annual Report to Stockholders and our Annual Report on Form 10-K are available for viewing, free of charge, on the Internet. Stockholders may then access these materials and vote over the Internet, by telephone, or request delivery of a full set of materials by mail or e-mail. We have elected to utilize this process for the 2010 Annual Meeting. We intend to begin mailing the required notice, called the Notice of Internet Availability of Proxy Materials (the “Notice”), to stockholders on or about April 2, 2010. The proxy materials will be posted on the Internet, at www.edocumentview.com/TBL, no later than the day we begin mailing the Notice. If you receive the Notice, you will not receive copies of the proxy materials by mail or e-mail unless you request them in the manner set forth in the Notice.

The Notice contains important information, including:

•	The date, time and location of the Annual Meeting;

•	A brief description of the matters to be voted on at the Annual Meeting;

•	A list of the proxy materials available for viewing on the Internet at www.edocumentview.com/TBL and the control number you will use to access the site; and

•	Instructions on how to access and review the proxy materials online, how to vote your shares over the Internet, and how to get copies of the proxy materials by mail or e-mail, if that is your preference.

These rules give us the opportunity to communicate with you more efficiently by making the proxy materials available quickly online while reducing costs associated with printing and postage.

We bear all costs of solicitation of proxies. We may solicit proxies personally or by telephone, mail, telegram or the Internet. None of the Company’s directors, officers or employees will be specially compensated for soliciting proxies. The SEC has adopted rules that allow us to send in a single envelope our Notice of Internet Availability of Proxy Materials or a single copy of our Proxy Statement and other required Annual Meeting materials to two or more stockholders sharing the same address. If we are sending a Notice, the envelope must contain a separate Notice for each stockholder at the shared address. Each Notice must also contain a unique control number that each stockholder will use to gain access to our proxy materials and vote. If we are mailing a paper copy of our proxy materials, the rules require us to send each stockholder at the shared address a separate proxy card.

We believe these rules are beneficial to both our stockholders and to us. Our printing and postage costs are lowered anytime we eliminate duplicate mailings to the same household. However, stockholders at a shared address may revoke their consent to the householding program and receive their Notice in a separate envelope, or, if they have elected to receive our proxy materials in the mail, receive a separate copy of these materials. If you are a registered holder and consented to the householding program and wish to revoke your consent for future years, or if you are a registered holder and have elected to receive proxy materials by mail at an address shared by more than one stockholder and want to receive a separate copy of these materials for our 2010 Annual Meeting, please contact Computershare by telephone at (877) 282-1168, by Internet at www.computershare.com, or in writing at P.O. Box 43078, Providence, Rhode Island, 02940-3078. If a broker, bank or other holder of record holds your shares in the Company, please contact such broker, bank or other holder of record directly if you have questions, require additional copies of the Notice, Proxy Statement or Annual Report, or wish to receive multiple sets of materials by revoking your consent to householding.

If you received more than one Notice or set of proxy materials, you may have multiple accounts with us and/or brokers, banks or other nominees. You should vote all of the shares represented by such Notices and proxy materials. Certain brokers, banks and nominees have procedures in place to discontinue duplicate mailings upon a stockholder’s request. You should contact your broker, bank or nominee for more information. Additionally, our transfer agent, Computershare, can assist you if you want to consolidate multiple registered accounts existing in your name. You may contact Computershare by telephone at (877) 282-1168 or by Internet at www.computershare.com.

You may vote your shares prior to the Annual Meeting by following the instructions provided in the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the website, www.edocumentview.com/TBL. If you requested a paper copy of the proxy materials, voting instructions are also contained in the proxy card enclosed with those materials.

•	If you are a registered stockholder, there are three ways to vote your shares before the meeting:

By Internet (www.edocumentview.com/TBL): Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on May 12, 2010. Have your Notice of Internet Availability of Proxy Materials with you when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

By telephone (1-800-652-VOTE (8683)):  Submit your vote by telephone until 11:59 p.m. EDT on May 12, 2010. Have your Notice of Internet Availability of Proxy Materials with you when you call and follow the instructions you receive from the telephone voting site.

By mail:  If you requested delivery of a copy of the proxy materials by mail, mark, sign and date the proxy card enclosed with those materials and return it in the postage-paid envelope provided. To be valid, proxy cards must be received before the start of the Annual Meeting.

•	If your shares are held in street name, your broker, bank or other holder of record may provide you with a Notice of Internet Availability of Proxy Materials. Follow the instructions on the Notice to access our proxy materials and vote online or to request a copy of our proxy materials by mail or e-mail. If you received these materials in paper form, the materials included a voting instruction card so you can instruct your broker, bank or other holder of record how to vote your shares.

If you are a registered stockholder, you may vote any shares registered in your name in person at the Annual Meeting as the stockholder of record as of the record date.

If your shares are held in street name, you are not a holder of record of those shares and cannot vote them in person at the Annual Meeting unless you have a legal proxy from the holder of record. If you plan to attend the Annual Meeting and vote your street name shares at the Annual Meeting, you should request a legal proxy from your broker, bank or holder of record and bring it with you to the meeting.

If you properly return your proxy but do not specify how to vote your shares, then your shares will be voted to fix the number of directors at eleven and to elect all eleven nominees, to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and to amend the Company’s 2007 Incentive Plan to increase the number of shares reserved for issuance thereunder from 4,000,000 to 8,000,000.

You may revoke your proxy at any time before the Annual Meeting by either:

•	voting again by Internet or telephone prior to 11:59 p.m. EDT on May 12, 2010;

•	attending the Annual Meeting and voting in person; or

•	filing with the Secretary of the Company an instrument of revocation or an executed proxy bearing a later date.

If your shares are held in street name, you should contact your broker, bank or other holder of record about revoking your voting instructions and changing your vote prior to the meeting.

The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any additional matters should properly come before the Annual Meeting, the persons appointed as proxy to vote on such matters intend to vote in accordance with his, her or their judgment. If a nominee for director is unable to serve as a director, the persons appointed as proxy may, in his, her or their discretion, vote for another person as director or vote to reduce the number of directors to less than eleven, as the Board of Directors may recommend. The Company believes that all of the nominees will be available to serve.

Quorum

A quorum of our stockholders must be present, whether by proxy or in person, for the Annual Meeting to occur. Consistent with Delaware law and under the Company’s By-Laws, a majority of the voting power of all stock issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum.

To determine the presence of a quorum, in addition to shares voted for or against any matter, the following will count as shares present:

•	shares represented by proxies that withhold authority to vote for a nominee for director;

•	shares represented by proxies that indicate an abstention to vote for any matter; and

•	“broker non-votes” (shares held by your brokers or nominees as to which (i) you have not provided voting instructions and (ii) the broker or nominee does not have discretionary voting power).

Required Votes and Method of Tabulation

You are entitled to one vote for each share of Class A Common Stock you hold and ten votes for each share of Class B Common Stock you hold. Holders of Class A Common Stock will vote separately as a class to elect nominees Ian W. Diery, John A. Fitzsimmons and Edward W. Moneypenny as directors. Holders of Class A Common Stock and holders of Class B Common Stock will vote together as a single class to elect nominees Sidney W. Swartz, Jeffrey B. Swartz, Virginia H. Kent, Kenneth T. Lombard, Peter R. Moore, Bill Shore, Terdema L. Ussery, II and Carden N. Welsh as directors, to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm and to amend the Company’s 2007 Incentive Plan to increase the number of shares reserved for issuance from 4,000,000 to 8,000,000.

We will appoint one or more inspectors of elections who will count the votes cast by proxy or in person at the Annual Meeting. Under our By-Laws, the eleven nominees for election as directors who receive the greatest number of votes properly cast at the Annual Meeting will be elected. Under our By-Laws, an affirmative vote of a majority of the votes properly cast at the Annual Meeting is necessary to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and amend the Company’s 2007 Incentive Plan to increase the number of shares reserved for issuance from 4,000,000 to 8,000,000.

For purposes of the vote required under our By-Laws, we will not treat abstentions or broker non-votes as votes cast. Therefore, they will have no effect on the voting for any matter to be voted on at the Annual Meeting under our By-Laws. A broker non-vote occurs when a broker submits a proxy card for shares held in a fiduciary capacity (often referred to as being held in street name), but does not indicate a vote on a particular matter because the broker has not received voting instructions and does not have discretion to vote on that matter without such instructions. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. At this year’s Annual Meeting, the only routine matter is the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. The election of directors and the amendment of the Company’s 2007 Incentive Plan are considered non-routine matters.

Under New York Stock Exchange (“NYSE”) rules, the minimum vote that will constitute stockholder approval of the amendment of the Company’s 2007 Incentive Plan is defined as a majority of votes cast on the proposal, provided that the total vote cast on the proposal represents more than 50% in interest of all shares entitled to vote thereon. Under NYSE rules, abstentions are considered votes cast and broker non-votes are considered entitled to vote. Therefore, abstentions on this proposal will have the effect of a vote against this proposal to the extent that the number of votes cast in favor of the proposal represent less than a majority of the votes cast and broker non-votes will have the effect of a vote against this proposal to the extent that the number of votes cast on the proposal represent less than 50% in interest of all shares entitled to vote on this proposal.

ITEM 1.  ELECTION OF DIRECTORS

The directors elected at each Annual Meeting serve for the following year and until their respective successors are duly elected and qualified. The Company’s By-Laws specify that the Board of Directors or the stockholders may determine the number of directors of the Company. The stockholders or the Board of Directors may increase the number of directors fixed at the Annual Meeting and may fill any vacancy arising on the Board of Directors.

The current Board of Directors consists of eleven members. All current directors are nominees for director at the Annual Meeting. The incumbent directors were elected at the 2009 Annual Meeting of Stockholders. The Board of Directors recommends the following nominees for election at the Annual Meeting. These nominees were recommended to the Board by the Governance and Nominating Committee. In making its recommendation, the Governance and Nominating Committee considered the experience, qualifications, attributes and skills of each nominee as set forth in the biographies below.

Information with Respect to Nominees

The names, ages, principal occupations during the past five years and certain other information with respect to the nominees for election are as follows:

Name and Year		Principal Occupation During the Past Five Years,
First Elected Director	Age	Directorships of Other Public Companies and Certain Other Information

Sidney W. Swartz (1978)	74	Sidney Swartz has been the Company’s Chairman of the Board since June 1986. Sidney Swartz also was the Company’s Chief Executive Officer and President from June 1986 until June 1998. Sidney Swartz, individually and through a trust, controls more than 50% of the voting power of the Company’s outstanding voting stock. He and his family founded the Company. As an industry leader, he has been nominated by the Board to continue to serve as a director due to his long-standing leadership and knowledge of all aspects of the Company’s business.
Jeffrey B. Swartz (1990)	50	Jeffrey Swartz has been the Company’s President and Chief Executive Officer since June 1998. Jeffrey Swartz is the son of Sidney Swartz. He has been an employee of the Company since 1986. The Board nominated Jeffrey Swartz to serve as a director due to his service as President and Chief Executive Officer of the Company, which makes him uniquely able to convey to the rest of the Board his close knowledge of and insights with respect to the Company’s operations and strategy. Jeffrey Swartz serves as a director of Limited Brands Inc., a publicly-traded specialty retailer of women’s intimate apparel, beauty and personal care products and accessories.
Ian W. Diery (1996)	60	Mr. Diery has been the Chairman of the Board, President and Chief Executive Officer of Electronic Scrip Incorporated, a marketing loyalty company dedicated to establishing relationships between commerce and community to provide resources to organizations and projects that support children, since November 1997. The Board believes that Mr. Diery brings to his board service skills and insights developed leading all aspects, including sales, marketing, finance, manufacturing and research and development, of global corporations, including AST Research Inc., Apple Computer and Wang Laboratories. The Board values Mr. Diery’s demonstrated commitment to corporate social responsibility through public-private partnerships. In nominating Mr. Diery, the Board also considered his substantial experience on and contributions to the Company’s Board.
John A. Fitzsimmons (1996)	67	Mr. Fitzsimmons was the Senior Vice President — Consumer Electronics of Circuit City Stores, Inc., a consumer electronics retailer, from January 1987 until his retirement in June 2000. The Board nominated Mr. Fitzsimmons based on his record of success in senior executive positions including responsibility for operations, finance and administration at Circuit City Stores, Inc. In nominating Mr. Fitzsimmons, the Board also considered his substantial experience on and contributions to the Company’s Board.

Name and Year		Principal Occupation During the Past Five Years,
First Elected Director	Age	Directorships of Other Public Companies and Certain Other Information

Virginia H. Kent (1999)	55	Ms. Kent is an independent consultant and was the President and Chief Executive Officer of reflect.com, an online custom cosmetics company, from December 1999 until June 2002. Prior to this, Ms. Kent served at Hasbro Corporation, a manufacturer of toys and related items, in a variety of positions, most recently as President — U.S. Toy Group. The Board nominated Ms. Kent based on her business experience in senior management, product development and marketing positions at reflect.com, Hasbro Corporation and The Procter & Gamble Company. In addition, in nominating Ms. Kent, the Board also considered her many years of experience on and contributions to the Company’s Board.
Kenneth T. Lombard (2005)	55	Mr. Lombard is currently the Chief Investment Officer, CDRF & the Capri Urban Fund, and a Partner of Capri Capital Partners, a multi-billion dollar global real estate investment and development firm. Mr. Lombard was formerly the President of Starbucks Entertainment, a business unit of Starbucks Coffee Company, a leading roaster and retailer of specialty coffee, from 2004 to 2008. From 1992 to 2004, Mr. Lombard was the co-founder and President of Johnson Development Corporation, an urban real estate development company. The Board nominated Mr. Lombard based on his varied experience in business and finance, from real estate development to investment banking to retail operations expansion to marketing. The Board also considered his prior experience on and contributions to the Board.
Edward W. Moneypenny (2005)	68	Mr. Moneypenny was the Senior Vice President — Finance and Chief Financial Officer of 7-Eleven, Inc., a worldwide chain of convenience stores, from 2002 until his retirement in January 2006. The Board nominated Mr. Moneypenny for the substantial experience he gained as the chief financial officer for a variety of companies ranging from the energy industry to, more recently, 7-Eleven, Inc. In nominating Mr. Moneypenny, the Board also considered his years of experience on and contributions to the Board. Mr. Moneypenny is a certified public accountant (inactive) registered in the state of Pennsylvania. Mr. Moneypenny also serves as a director of New York & Company, Inc., a publicly-traded specialty retailer of women’s fashion and accessories, and as a member of the Board of Trustees of Saint Joseph’s University in Philadelphia, Pennsylvania.

Name and Year		Principal Occupation During the Past Five Years,
First Elected Director	Age	Directorships of Other Public Companies and Certain Other Information

Peter R. Moore (2005)	55	Mr. Moore has been President of the EA SPORTStm business unit of Electronic Arts Inc., a developer and publisher of interactive entertainment software for video game systems, personal computers and the Internet, since August 2007. Prior to this, Mr. Moore was Corporate Vice President, Interactive Entertainment Business of Microsoft Corporation, a provider of a wide range of software, services and Internet technologies for personal and business computing, since January 2003. From 1999 to 2003, Mr. Moore served first as Senior Vice President of Marketing and then as President and Chief Operating Officer of Sega of America, Inc., a manufacturer of video game consoles and software. The Board nominated Mr. Moore for his business experience in successfully leading internationally-recognized franchises, from the footwear industry to the computer and software industry. The Board also considered Mr. Moore’s prior experience on and contributions to the Board in connection with his nomination.
Bill Shore (2001)	55	Mr. Shore founded Share Our Strength, a leading anti-hunger and anti-poverty organization, in 1984 and is currently its President. Mr. Shore is also Chairman of Community Wealth Ventures, Inc., a for-profit subsidiary of Share Our Strength assisting non-profit organizations with business ventures and corporate partnerships and helping corporations implement community investment strategies. Mr. Shore was an adjunct professor at New York University’s Stern School of Business and is currently a program advisor to Harvard’s Catherine B. Reynolds Foundation Fellowships in Social Entrepreneurship. The Board nominated Mr. Shore for his extensive leadership experience in the public sector and his demonstrated commitment to corporate social responsibility through public-private partnerships. In addition, in nominating Mr. Shore, the Board considered his significant experience on and contributions to the Board.
Terdema L. Ussery, II (2005)	51	Mr. Ussery has been the President and Chief Executive Officer of the Dallas Mavericks, a National Basketball Association franchise, since 1997. Mr. Ussery has also been the Chief Executive Officer of HDNet, a high definition national television network, since 2001. The Board nominated Mr. Ussery both as a result of his experience in his current positions with the Mavericks and HDNet as well as for his successful track record of leading other high-profile companies. The Board also considered Mr. Ussery’s prior experience on and contributions to the Board in connection with his nomination. Mr. Ussery serves as a director of Treehouse Foods, Inc., a publicly-traded provider of quality food products primarily for the private label and foodservice industries, and served as a director of Entrust Inc., a publicly-traded (prior to being acquired in 2009) provider of identity and access management security software and services from, 2006 to 2009.

Name and Year		Principal Occupation During the Past Five Years,
First Elected Director	Age	Directorships of Other Public Companies and Certain Other Information

Carden N. Welsh (2009)	56	Mr. Welsh has been the Company’s Senior Vice President and Chief Administrative Officer since September 2007. Prior to this, Mr. Welsh was the Treasurer of a New Hampshire U.S. Congressional Campaign in 2007; served on the Advisory Board of The Trust for Public Land — New Hampshire from 2006 to 2007; and was undertaking Masters studies at the University of New Hampshire from 2003 to 2006. From 1998 to 2003, Mr. Welsh served as the Company’s Senior Vice President, International and, from 1991 to 1998, Mr. Welsh served as the Company’s Vice President and Treasurer. The Board nominated Mr. Welsh based on his long-standing service and extensive experience in senior management positions at the Company, and other international companies such as Pepsico, Incorporated and Commodore International, Ltd. In addition, the Board values Mr. Welsh’s ability to convey his close knowledge of and insight into the Company’s operations and strategy to the rest of the Board as a result of his current management position.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR

THE ELECTION OF ALL 11 NOMINEES FOR DIRECTOR.

Corporate Governance and Code of Ethics

The Board of Directors has established corporate governance principles for the Board of Directors and committees thereof to follow regarding effective corporate governance and compliance with laws and regulations. The corporate governance principles require the Board of Directors to appoint a Lead Director if the Chairman of the Board of Directors is not independent. Therefore, because Sidney W. Swartz, the Chairman of the Board, is not independent, the Board of Directors appointed John A. Fitzsimmons as the Lead Director in 2009, after the resignation from the Board of Directors of Irene M. Esteves, who had been the Lead Director since 2004. The Lead Director, among other duties, acts as the presiding director at executive sessions of the non-management members of the Board of Directors and assists the Board of Directors and management in setting the agenda for each meeting of the Board of Directors. In addition, the Company has chosen to separate the positions of Chief Executive Officer and Chairman of the Board. The Company believes this separation results in a diversity of viewpoints and better balances the responsibilities incumbent upon each position.

The Board and its committees oversee all aspects of the Company’s business, including risk management. On a continual basis, the Board assesses risks to the Company’s business by evaluating the Company’s strategic plans in light of market and economic conditions. In addition, the Board receives reports from each of its standing committees regarding each committee’s particularized areas of focus, as further described below under the heading “Committees of the Board of Directors and Board of Directors Independence.” On an annual basis, the Audit Committee reviews, analyzes and provides feedback on a comprehensive enterprise risk assessment prepared by management. The assessment includes identification and analysis of key enterprise risks and related controls and other mitigation measures. The Audit Committee also meets regularly in executive sessions with the Company’s independent auditor, General Counsel and Director of Internal Audit, and reports any findings or issues to the full Board.

We have also adopted a Code of Ethics that applies to all directors, executives, and employees of the Company to deter wrongdoing and promote ethical conduct, compliance with laws and internal reporting of wrongdoing. The corporate governance principles, the Code of Ethics and the charter for each of the committees of the Board of Directors are available on the Company’s website, www.timberland.com, and may also be obtained by writing to the Company’s Secretary at 200 Domain Drive, Stratham, New Hampshire 03885.

Stockholder Communications to the Board of Directors

Stockholders and other interested parties may send communications to the non-management members of the Board of Directors. Stockholders may send their written communications to the Secretary of the Company at 200 Domain Drive, Stratham, New Hampshire 03885 and all communications will be given directly to the non-management directors unless they would be more appropriately addressed by other departments within the Company, such as customer or vendor services.

Committees of the Board of Directors and Board of Directors Independence

Committees of the Board

The Board of Directors has the following standing committees: Governance and Nominating Committee, Management Development and Compensation Committee, Audit Committee, and Corporate Social Responsibility Committee. As noted above, each of these committees has a charter, a copy of which is available on our website at www.timberland.com or by writing to the Secretary of the Company at 200 Domain Drive, Stratham, New Hampshire 03885.

During 2009, the Board of Directors and its committees held the following number of meetings:

2009 Meetings

Board of Directors	8
Governance and Nominating Committee	4
Management Development and Compensation Committee	5
Audit Committee	9
Corporate Social Responsibility Committee	4

All directors attended at least 75% of the total number of meetings held in 2009 of the Board of Directors and the committees of the Board on which he or she served. The Company expects all nominees for the Board of Directors to attend the Annual Meeting of Stockholders. All members of and nominees for the Board of Directors attended last year’s Annual Meeting, except for Ms. Esteves.

The membership and responsibilities of each of these committees is described in greater detail below.

The Governance and Nominating Committee

The members of the Governance and Nominating Committee are Terdema L. Ussery, II, Chair, John A. Fitzsimmons, Virginia H. Kent and Bill Shore. The Governance and Nominating Committee’s responsibilities include, but are not limited to:

•	reviewing the organization, role and structure of the Board including the nature and extent of delegation of responsibilities to committees of the Board and reviewing directors’ compensation;

•	developing, reviewing, evaluating and recommending to the Board for adoption corporate governance principles applicable to the Company;

•	making recommendations to the full Board with respect to membership on committees and chairmanship of committees;

•	recommending to the Board guidelines and criteria for Board membership and identifying and reviewing candidates for election to the Board and making recommendations relative to their election as directors;

•	periodically evaluating the composition of the Board and the effectiveness of the Board, and overseeing the evaluation of the Board and its committees, including its own performance, annually; and

•	communicating with management to ensure that materials and information provided to the Board are appropriate to enable the Board to fulfill its responsibilities.

The Governance and Nominating Committee has established a process for identifying and evaluating nominees for director. Although the Governance and Nominating Committee will consider nominees recommended by stockholders, the Committee believes that the process it utilizes to identify and evaluate nominees for director is designed to produce nominees that possess the educational, business and personal attributes that are best suited to further the Company’s mission. The Committee may identify nominees through the use of professional search firms that may utilize proprietary screening techniques to match candidates to the Committee’s specified qualifications. The Committee may also receive recommendations from existing directors, executive officers, key business partners, and trade or industry affiliations. In accordance with the Company’s governance principles, the Committee will consider the following factors, among others, in evaluating the composition of the Board and its committees as well as Committee or stockholder recommended nominees: a candidate’s experience, skills, and other qualifications in view of the specific needs of the Board and the Company; diversity of background, including but not limited to viewpoint, professional experience, education, skills, race, gender and national origin; and high ethical standards, integrity and proven business judgment. The Committee thoroughly considers each of these factors in light of then current and anticipated Board structure and needs. The Company’s Chief Executive Officer discusses all prospective nominees with the Committee. The Committee further evaluates each nominee based on the criteria described above prior to approving a nominee for election to the Board. In accordance with the Committee’s charter, the Committee periodically evaluates the overall composition and effectiveness of the Board and its committees.

To be considered by the Governance and Nominating Committee for nomination and inclusion in the Company’s Proxy Statement for its 2011 Annual Meeting of Stockholders, stockholder recommendations must be received by the Company’s Secretary no later than November 30, 2010. Stockholders should write to the Company’s Secretary at 200 Domain Drive, Stratham, New Hampshire 03885 and such recommendations must include: (i) the name and address of the candidate, (ii) a brief biographical description as well as qualifications, taking into consideration the criteria described above, and (iii) a signed consent from the candidate indicating his or her consent to be named in the proxy statement and serve if elected.

The Management Development and Compensation Committee

The members of the Management Development and Compensation Committee are Kenneth T. Lombard, Chair, John A. Fitzsimmons, Edward W. Moneypenny and Peter R. Moore. The Management Development and Compensation Committee’s responsibilities include, but are not limited to:

•	determining and presenting to the Board, other than management directors, for its ratification the compensation of the Chairman, and of the President and Chief Executive Officer;

•	determining the compensation of the Chief Financial Officer and management personnel in salary grades 12 and above;

•	reviewing, adopting and revising succession plans for the positions of Chairman, President, Chief Executive Officer and other key executive positions;

•	reviewing the general principles on which the Company bases its compensation, benefits and management development and succession policies and practices for all employees of the Company;

•	supervising the administration of the Company’s 2007 Incentive Plan, and other non-stock based benefit plans;

•	consulting with the Governance and Nominating Committee regarding compensation for members of the Board, and making recommendations to the Board regarding changes to related equity incentive plans; and

•	evaluating its own performance annually.

The Corporate Social Responsibility Committee

The members of the Corporate Social Responsibility Committee are Bill Shore, Chair, Virginia H. Kent, Kenneth T. Lombard and Peter R. Moore. The Corporate Social Responsibility Committee’s responsibilities include, but are not limited to:

•	reviewing and monitoring the Company’s corporate social responsibility work;

•	monitoring the Company’s compliance with its Code of Conduct;

•	reviewing and discussing corporate social responsibility initiatives and goals in view of the Company’s business strategy, including impact and relationship to business objectives and creation of stockholder value; and

•	ensuring alignment between the Company’s executive officers and the Board on corporate social responsibility goals.

The Audit Committee

Edward W. Moneypenny, Chair, Ian W. Diery, John A. Fitzsimmons and Terdema L. Ussery, II are the members of our Audit Committee. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. All of the members of our Audit Committee are independent (as defined in the New York Stock Exchange’s listing standards). The Board has determined that there is at least one audit committee financial expert serving on the Audit Committee. Mr. Moneypenny is the named audit committee financial expert. The primary purpose of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process and its responsibilities include, but are not limited to:

•	monitoring the integrity of the Company’s financial statements;

•	ensuring the Company’s compliance with legal and regulatory requirements;

•	retaining and, if appropriate, dismissing the Company’s independent registered public accounting firm;

•	establishing the qualifications, and monitoring the independence and performance, of the Company’s independent registered public accounting firm;

•	monitoring the performance of the Company’s internal audit function; and

•	assessing the adequacy of the Company’s systems of internal accounting and financial controls.

The Audit Committee Report

The Audit Committee has (1) reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009 with the Company’s management, (2) discussed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, (3) received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and (4) discussed with Deloitte & Touche LLP their independence as the Company’s independent registered public accountants.

Based on the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors, and the Board of Directors recommended, that the audited consolidated financial statements for the fiscal year ended December 31, 2009 be included in the Company’s 2009 Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Audit Committee:
Edward W. Moneypenny, Chair
Ian W. Diery
John A. Fitzsimmons
Terdema L. Ussery, II

Audit and Non-Audit Fees

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (collectively “Deloitte”) for professional fees rendered in each of the fiscal years ended December 31, 2009 and December 31, 2008 were as follows:

Audit Fees:  $2,474,721 and $2,874,313, respectively, for professional services necessary to perform an audit in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the Company’s annual financial statements (including services in connection with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and for reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q. Such fees also include fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents and review of documents filed with the Securities and Exchange Commission;

Audit-Related Fees:  There were no audit-related fees for 2009 and 2008 that are not included in the preceding paragraph;

Tax Fees:  $117,995 and $99,401, respectively, for professional services rendered for tax compliance, tax advice, and tax planning; and

All Other Fees:  $44,507 and $104,089, respectively, for products and services other than the services specified under Audit Fees, Audit-Related Fees and Tax Fees. These products and services primarily consisted of tax services for Sidney Swartz in 2009 and internal control assistance services in Switzerland and tax services for Sidney Swartz in 2008.

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee. During fiscal 2009 and 2008, all audit and non-audit services performed by Deloitte were pre-approved.

Audit Committee Pre-Approval of Audit and Non-Audit Services

As part of its responsibility for oversight of the independent registered public accountants, the Audit Committee has established a pre-approval policy for engaging audit and permitted non-audit services provided by the Company’s independent registered public accountants. In accordance with this policy, each type of audit, audit-related, tax and other permitted service to be provided by the independent registered public accounting firm is specifically described and each such service, together with a fee level or budgeted amount for such service, is pre-approved annually by the Audit Committee. The Audit Committee has delegated pre-approval authority to its Chair to pre-approve additional non-audit services (provided such services are not prohibited by applicable law) up to a pre-established aggregate dollar limit. All services pre-approved by the Chair of the Audit Committee must be presented at the next Audit Committee meeting for its review and ratification.

Board Independence

We believe that all of the members of our Board of Directors, other than Sidney Swartz, Jeffrey Swartz and Carden Welsh, are independent. While we believe, therefore, that the majority of the members of our Board of Directors are independent, the Company is exempt from the listing standards of the New York Stock Exchange requiring that a majority of the Board be independent and that all of the members of the compensation and nominating committees be independent. The Company is relying on the “controlled company” exemption provided by the New York Stock Exchange rules based on the fact that more than 50% of the voting power of the Company’s outstanding voting stock is held by Sidney W. Swartz and The Sidney W. Swartz 1982 Family Trust.

The Board has not adopted categorical standards with respect to director independence as it believes it is more appropriate to make independence determinations taking into account all factors and circumstances that it considers relevant. In March 2009, the Board concluded that no proposed member of the Audit Committee, including any family member, had any personal or financial relationship with the Company that would affect the independence of the Audit Committee member. In making this conclusion, the Board considered the Governance and Nominating Committee’s independence recommendation, and the directors’ and officers’ questionnaires completed by Board members. With respect to the Securities and Exchange Commission and New York Stock Exchange requirements that all members of an Audit Committee be independent, the Board has determined that all current members of, or members who have been nominated to serve on, the Audit Committee, qualify as independent based upon such requirements.

Directors’ Compensation

DIRECTORS’ COMPENSATION FOR FISCAL YEAR 2009

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All other
	in Cash	Awards(1)	Awards(2)	Compensation	Earnings	Compensation		Total
Name	($)	($)	($)	($)	($)	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)

Ian W. Diery	73,000	100,000	—	—	—	—		173,000
Irene M. Esteves(3)	56,000	100,000	—	—	—	—		156,000
John A. Fitzsimmons	83,616	100,000	—	—	—	—		183,616
Virginia H. Kent	78,000	100,000	—	—	—	—		178,000
Kenneth T. Lombard	90,500	100,000	—	—	—	—		190,500
Edward W. Moneypenny	95,500	100,000	—	—	—	—		195,500
Peter R. Moore	77,000	100,000	—	—	—	—		177,000
Bill Shore	90,500	100,000	—	—	—	—		190,500
Terdema L. Ussery, II	90,500	100,000	—	—	—	—		190,500
Jeffrey B. Swartz(4)	—	—	—	—	—	—		—
Sidney W. Swartz	—	—	—	—	—	627,120	(5)	627,120
Carden N. Welsh(6)	—	—	—	—	—	—		—

(1)	This column shows the aggregate grant date fair value for restricted stock units granted under the Company’s 2007 Incentive Plan. Using the closing price of the Company’s Class A Common Stock on the date of grant, such fair values are calculated in accordance with Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). At December 31, 2009, each non-employee director serving on the Board at that time held an aggregate of 7,734 restricted stock units.

(2)	At December 31, 2009, the total number of outstanding stock options for each non-employee director was as follows: Mr. Diery, 77,233; Mr. Fitzsimmons, 77,233; Ms. Kent, 77,175; Mr. Lombard, 57,479; Mr. Moneypenny, 57,479; Mr. Moore, 57,479; Mr. Shore, 80,304; and Mr. Ussery, 57,479.

(3)	As previously announced, Ms. Esteves resigned from the Board of Directors effective June 18, 2009. As a result, the grant shown in column (c) for Ms. Esteves terminated in accordance with its terms.

(4)	Jeffrey B. Swartz is the President and Chief Executive Officer of the Company. Mr. Jeffrey Swartz does not receive any fees, stock, option awards or other compensation related to his Board service. Please refer to the Summary Compensation Table and footnotes thereto for information with respect to Mr. Jeffrey Swartz’s compensation as an employee of the Company.

(5)	Sidney W. Swartz is Chairman of the Board and an employee of the Company. Mr. Sidney Swartz does not receive any fees, stock, option awards or other compensation related to his Board service. Mr. Sidney Swartz receives an annual salary of $500,000, which is reflected in this column. Also included in this column for Mr. Sidney Swartz is the aggregate incremental cost to the Company of providing various perquisites and personal benefits, including for personal use of Company-owned aircraft, $77,466, for payment of tax services provided by a tax advisor, $30,475, and for Company-paid personal travel, $2,233. In determining the value of the personal use of the Company-owned aircraft, we calculate the aggregate incremental cost to the Company based on the cost of fuel, trip related maintenance and repair, crew travel expenses, navigation fees and smaller variable costs. Because the Company-owned aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, the purchase costs of the Company-owned aircraft, and the cost of maintenance not related to trips. The aggregate incremental cost to provide tax services and personal travel is based on the invoice amount for such services.

(6)	Carden N. Welsh is a Senior Vice President and the Chief Administrative Officer of the Company. Mr. Welsh does not receive any fees, stock, option awards or other compensation related to his Board service. Please refer to the Summary Compensation Table and footnotes thereto for information with respect to Mr. Welsh’s compensation as an employee of the Company.

Additional Information to Understand the Directors’ Compensation Table

In 2009, we paid fees to our non-employee directors in connection with their service as a director as follows: $50,000 annual retainer to each director; an additional $15,000 annual retainer to the Lead Director; $2,000 for each Board of Directors meeting attended; an additional $12,500 annual retainer to each committee chairperson; and $1,000 for each committee meeting attended.

Under the Company’s 2007 Incentive Plan, newly elected or appointed non-employee directors receive an initial award on the date of the annual meeting of stockholders at which the director is first elected (or, if the director is first elected or appointed by the Board, on the date of the first annual meeting of stockholders occurring after such director is elected or appointed) of restricted stock units (“RSUs”) having a value equal to $200,000 on the date of grant based upon the closing price of the Company’s Class A Common Stock quoted on the New York Stock Exchange on such date, which grant vests in three (3) equal annual installments. Re-elected directors receive an award, on the date of the annual meeting of stockholders at which such directors are re-elected, of RSUs having a value equal to $100,000 on the date of grant based upon the closing price of the Company’s Class A Common Stock quoted on the New York Stock Exchange on such date, which grant vests in full on the first anniversary of the date of grant.

See the section of this Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management” for information regarding ownership of the Company’s securities by directors and any nominees for director.

ITEM 2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

In accordance with its charter, the Audit Committee has selected the firm of Deloitte & Touche LLP, an independent registered public accounting firm, to be the Company’s independent accountants for the year ending December 31, 2010 and, with the endorsement of the Board, recommends to stockholders that they ratify such appointment. Deloitte & Touche LLP served in this capacity for the fiscal year ended December 31, 2009. Its representative will be present at the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT YOU VOTE

FOR

APPROVAL OF ITEM 2.

ITEM 3.  AMENDMENT OF THE TIMBERLAND COMPANY 2007 INCENTIVE PLAN

On March 4, 2010, upon the recommendation of the Management Development and Compensation Committee, the Board approved, and is submitting for stockholder approval, a proposal to increase the number of shares of Class A Common Stock reserved for issuance under the Company’s 2007 Incentive Plan, referred to as the Plan, from 4,000,000 to 8,000,000.

The following is a summary of the material features of the Plan. Such summary may not contain all of the information important to you. You are urged to read the entire Plan, a copy of which is set forth in Appendix A to the electronic copy of the filing of this Proxy Statement with the Securities and Exchange Commission.

General Description of the Plan

The Plan was adopted by the Board on February 28, 2007, and approved by stockholders on May 17, 2007. As of March 15, 2010, an aggregate of approximately 692,000 shares remained available for issuance under the Plan. The Plan has been established to advance the interests of the Company by enabling us to grant equity-based or cash incentive awards to participants. The Plan will terminate on February 27, 2017, but previously granted awards may continue beyond that date in accordance with their terms.

Eligibility.  Participation is limited to those key employees and directors of, and certain consultants and advisors to, the Company or its affiliates who, in the opinion of the Administrator (as defined below), are in a position to make a significant contribution to the success of the Company and its affiliates and who are selected by the Administrator to receive an award. The group of persons from which the Administrator may select participants consists of approximately 165 individuals.

Administration.  The Plan will be administered by the Management Development and Compensation Committee. The term “Administrator” is used in this Proxy Statement to refer to the authority (the Management Development and Compensation Committee and its designees) charged with administering the plan. The Administrator has the authority to interpret the plan; determine eligibility for and grant awards; determine, modify or waive the terms and conditions of any award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the plan. Awards may be in the form of stock options, stock appreciation rights, restricted or unrestricted stock, restricted or unrestricted stock units, performance awards, cash awards, or any other awards that are convertible into or otherwise based on common stock of the Company. If stockholders approve Item 3, 8,000,000 shares of Class A Common Stock (subject to adjustment for stock splits and similar events) will be reserved for issuance under the Plan.

Limits on Shares Deliverable Under the Plan.  The maximum number of shares of common stock that may be delivered in satisfaction of awards made under the Plan is 8,000,000. The maximum number of shares of common stock for which stock options may be granted to any person in any calendar year and the maximum number of shares of common stock subject to stock appreciation rights granted to any person in any calendar year will remain 1,000,000. The maximum number of shares subject to other awards granted to any person in any calendar year will remain 1,000,000. The maximum amount payable to any person in any year under cash awards will remain $6,000,000. The number of shares delivered in satisfaction of awards is determined net of any (i) shares withheld by the Company in payment of the exercise price of the award, (ii) shares withheld in satisfaction of tax withholding requirements with respect to an award, (iii) shares of restricted stock that are forfeited to the Company, (iv) shares subject to an award where cash is delivered to a participant in lieu of such shares, and (v) shares remaining under an award that terminates without having been exercised in full.

Types of Awards

Stock Options.  Stock options give the holder the right to purchase shares of common stock of the Company within a specified period of time at a specified price, not less than the fair market value of the common stock at the time of grant. Two types of stock options may be granted under the Plan: incentive stock options, or “ISOs,” which are subject to special tax treatment as described below, and nonstatutory options, or “NSOs.” Eligibility for ISOs is limited to employees of the Company and its subsidiaries. The expiration date of all options cannot be more than ten years after the date of the original grant. The closing price of the Company’s Class A common stock as reported on the New York Stock Exchange on March 15, 2010 was $20.98 per share.

Stock Appreciation Rights (“SARs”).  The Administrator may grant SARs under the Plan. SARs entitle the holder upon exercise to receive an amount, delivered in the form of shares of common stock, determined by reference to appreciation in the value of a share of common stock. The value from which appreciation is measured in the case of an SAR may not be less than the fair market value of the common stock on the date of grant.

Stock Awards; Stock Units; Cash Awards.  The Plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to the Company unless specified conditions are met. The Plan also provides for stock units, including restricted stock units, entitling the recipient to receive shares of common stock (or cash measured by the value of the common stock) in the future on such conditions as the Administrator may specify.

Performance Awards.  The Administrator may also subject awards otherwise available under the Plan to the satisfaction of specified performance criteria. The performance criteria used in connection with a particular performance award will be determined by the Administrator. In the case of performance awards intended to qualify for exemption under Section 162(m) of the Internal Revenue Code, the Administrator will use one or more objectively determinable measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; gross margin; inventory levels or turns; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; other objective operating contributions; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings or other transactions that involve a change in the equity ownership of the Company. A performance criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Internal Revenue Code, the Administrator may provide in the case of any award intended to qualify for such exception that one or more of the performance criteria applicable to such award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable performance criterion or criteria. The Administrator will determine whether the performance targets or goals that have been chosen for a particular performance award have been met.

Generally Applicable Provisions.  Each award will contain such terms as the Administrator determines, and will be construed and administered, such that the award either (i) qualifies for an exemption from the requirements of Section 409A, or (ii) satisfies such requirements. Awards will be granted and administered consistent with the requirements of applicable law relating to the issuance of stock and the consideration to be received therefor, as determined by the Administrator. Stock options and SARs granted under the Plan may not be repriced other than in accordance with the applicable stockholder approval requirements of the New York Stock Exchange.

Mergers and Similar Transactions.  In the case of certain mergers, consolidations or similar transactions, including a sale of substantially all the Company’s assets, or a dissolution or liquidation of the Company, the following rules will apply unless otherwise provided in an award:

•	If the Company is acquired or survives in the transaction, the Administrator may provide for the assumption or replacement of some or all outstanding awards.

•	If the transaction involves a cash payment or other payment to Company stockholders, the Administrator may provide for payments to be made in respect of outstanding awards or portions thereof. For awards subject to performance or other vesting conditions, including restricted stock, any payments could also be restricted.

•	If the transaction does not involve an award assumption or substitution or a payment as described above, each award requiring exercise will become fully exercisable, and stock units will be paid out, prior to the consummation of the transaction on a basis that gives the holder a reasonable opportunity to participate as a stockholder in the transaction. The awards will then terminate in the transaction. For awards subject to performance or other vesting conditions, any payments could also be restricted.

Amendment and Termination.  The Administrator may at any time or times amend the Plan or any outstanding award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of awards. The Administrator may not, however, alter the terms of an award so as to affect materially and adversely the participant’s rights under an award without the participant’s consent, unless the terms of the Plan expressly so provide or the Administrator expressly reserved the right to do so at the time of the award.

Estimate of Plan Benefits

No awards will be granted under the Plan with respect to this requested share reserve increase prior to approval of such increase by the stockholders of the Company. If approved by the stockholders, future awards or options or other rights under the Plan will be granted at the discretion of the Management Development and Compensation Committee and the Administrator, as applicable, and, accordingly, are not yet determinable. In addition, awards under the Plan will depend on a number of factors, including the fair market value of the Company’s Class A Common Stock on future dates, actual Company performance against performance goals established with respect to performance awards, and decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the Plan with respect to this share reserve increase.

Certain Federal Tax Consequences

The following discussion summarizes certain United States federal income tax consequences of the issuance and receipt of options and restricted stock awards under the Plan under the law as in effect on the date of this Proxy Statement. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local or non-U.S. tax matters.

ISOs.  An optionee realizes no taxable income upon the grant or, for regular tax purposes, upon the exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction. In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO (see below for treatment of NSOs). ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

NSOs.  In general, in the case of an NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

Restricted Stock.  The Administrator may make restricted stock awards or award stock options that are exercisable for restricted stock. Under Section 83 of the Internal Revenue Code, the recipient of a restricted stock award, or an optionee who exercises an NSO for restricted stock, will generally have income only when the stock vests, equal to the fair market value of the stock at that time less the exercise price. However, the recipient or the optionee may make a so-called “83(b) election” in connection with the receipt or exercise to recognize taxable income at the time of exercise. Assuming no other applicable limitations, the amount and timing of the deduction available to the Company will correspond to the income recognized by the recipient or the optionee. In the case of an optionee who exercises an ISO for restricted stock, the tax consequences described above with respect to the exercise of ISOs will apply except that (i) the optionee will have no alternative minimum taxable income associated with the exercise until the stock vests, unless the optionee makes a timely “83(b) election,” and (ii) in the event of a disqualifying disposition, the ordinary income recognized by reason of the disposition and the Company’s corresponding deduction will be measured by reference to the fair market value of the stock at the time the stock vested.

Section 280G.  Under the so-called “golden parachute” provisions of Section 280G of the Internal Revenue Code, the accelerated vesting of awards in connection with a change in ownership or control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

Section 162(m).  Section 162(m) of the Internal Revenue Code limits the deduction a public company may claim in any year for compensation to any of certain key officers to $1,000,000. There are a number of exceptions to this deduction limitation, including an exception for qualifying performance-based compensation. It is intended that stock options and certain other performance-based awards granted under the Plan will be eligible for this performance-based exception.

Section 409A.  Section 409A of the Internal Revenue Code provides rules applicable to “nonqualified deferred compensation” as defined therein. A failure to comply with Section 409A where it applies may result in an acceleration of taxable income, plus an additional tax of 20%, plus, in some cases, an interest charge. Stock options granted under the Plan are intended to be exempt from the rules of Section 409A.

Stockholder Approval of Plan

As stated above under “Required Votes and Method of Tabulation”, under our By-Laws, an affirmative vote of a majority of the votes properly cast at the Annual Meeting is necessary to approve the amendment to the Plan and abstentions and broker non-votes will have no effect on such voting. Under NYSE rules, the minimum vote that will constitute stockholder approval of the amendment to the Plan is defined as a majority of the votes cast on the proposal, provided that the total vote cast on the proposal represents more than 50% in interest of all shares entitled to vote thereon. Under NYSE rules, abstentions are considered votes cast and broker non-votes are considered entitled to vote. Therefore, abstentions on this proposal will have the effect of a vote against this proposal to the extent that the number of votes in favor of the proposal represent less than a majority of the votes cast and broker non-votes will have the effect of a vote against this proposal to the extent that the number of votes cast on the proposal represents less than 50% in interest of all shares entitled to vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR

APPROVAL OF ITEM 3.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) explains how our compensation programs are designed and how they reward our Named Executive Officers (“NEOs”). Our NEOs include our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the three other most highly paid executives of our Company. This CD&A describes our compensation philosophy and examines how each of the primary components of our compensation programs is designed to support that philosophy. We will also explain the results of our pay-for-performance programs in 2009. Finally, we will discuss other benefits and perquisites that we provide to our NEOs and describe several of our key executive compensation policies.

Executive Compensation Philosophy

Our executive compensation philosophy centers around two primary objectives: to pay for performance that maximizes stockholder value and to provide an externally competitive pay package. These two objectives are described in further detail below.

Pay-for-Performance:  We promote a pay-for-performance culture at Timberland and design our executive compensation packages to align executive pay with the interests of our stockholders. Therefore, a significant portion of our executive pay packages are “at risk” to the executive and directly linked to the overall financial performance of the Company in the short- and long-term.

Competitive Pay:  We believe that a competitive compensation package is instrumental in attracting and retaining top executive talent. Our objective in developing an executive pay package is to provide an overall level of pay that is competitive within our peer group and the broader industry assuming that targeted levels of performance are achieved. We aim to deliver compensation through a competitive mix of pay using base salary and incentive compensation awards, which we believe results in a more competitive pay package overall.

Executive Compensation Program Design

We believe that our executive compensation program is appropriate and reasonable because it is aligned with our business objectives and designed with stockholder interests in mind. The Management Development and Compensation Committee (the “Committee”), the Committee’s independent compensation consultant, and Company management all influence the design and effectiveness of our executive compensation package. Below, we will discuss the role of each of these groups in making executive compensation decisions in further detail.

The Role of the Management Development and Compensation Committee

The Committee is responsible for providing oversight of our executive compensation program and management development plans which includes the compensation of our CEO, CFO, and management personnel in salary grades 12 and above. The Committee annually reviews and evaluates the effectiveness of our executive compensation program to ensure that it is aligned with our compensation philosophy. The Committee retains the discretion to reduce the size of any award earned under our incentive plans. The Committee is also responsible for formulating and presenting all compensation recommendations for the CEO and Chairman to the Board of Directors for action. The “Committees of Our Board” section on page 9 discusses the duties and responsibilities of the Committee in further detail.

The Role of the Compensation Consultant

The Committee has retained Hewitt Associates as its independent external compensation consultant. Hewitt Associates assists the Committee in its review of executive and director compensation practices, including executive compensation design issues, the competitiveness of pay levels, market trends, and technical considerations. Hewitt Associates does not formulate executive compensation strategies for the Company or recommend individual compensation. Hewitt Associates is not engaged by the Company for management consulting or any other projects. Our human resources staff uses published reports and competitive market survey data that Hewitt Associates makes available to participating companies to make recommendations to the Committee concerning executive compensation. The Committee periodically reviews the performance of Hewitt Associates and has the sole authority to hire and terminate its consultant. In early 2010, Hewitt Associates announced that certain members of its executive compensation consulting business in North America would be spun off into an independent executive compensation consulting firm, Meridian Compensation Partners, LLC. The Committee intends to engage Meridian as its independent external compensation consultant for services similar to those for which it engaged Hewitt Associates in the past.

The Role of Company Management

The CEO makes recommendations to the Committee concerning the compensation of the other NEOs and members of senior management. In addition, the CEO and CFO are involved in establishing the business objectives that are used as the performance goals for the short- and long-term incentive plans. Timberland’s Chief Culture Officer and his compensation and benefits staff work closely with the Committee, Hewitt Associates, and management to: (i) ensure that the Committee is provided with the relevant information and data to make its decisions; (ii) propose succession planning, compensation, and benefit program and policy recommendations for the Committee to consider; and (iii) communicate those decisions made by the Committee to management for implementation.

Competitive Analysis

Our management and the Committee examine and design the executive compensation programs to be reasonable and fair from the perspective of the stockholder, in relation to other companies and with respect to internal equity. We believe the resulting mix of compensation allows us to attract and retain the executive talent that we need to run our business successfully.

Stockholder Interests:  The Committee, representing the stockholders’ interests, evaluates all executive compensation programs based on attracting and retaining the talent we need to run the business while allowing us to maintain a competitive position with respect to our compensation expense relative to our peers.

External Competitiveness:  Management and the Committee evaluate external competitiveness using two primary sources of compensation data: a competitive peer group and broader market data gathered from published salary surveys and reports. The Committee annually reviews and approves a list of companies, as recommended by Timberland’s management, to serve as the peer group. Our peer group consists of 19 publicly-traded companies with which we may compete for talent, which reasonably approximate our financial and market performance, and which are in related industries. For 2009, the peer group of companies includes:

• American Eagle Outfitters	• Jones Apparel Group	• Quiksilver, Inc.
• Brown Shoe Company	• Kenneth Cole Productions, Inc.	• Skechers USA, Inc.
• Coach, Inc.	• Limited Brands, Inc.	• Urban Outfitters, Inc.
• Columbia Sportswear Company	• Liz Claiborne, Inc.	• VF Corporation
• Deckers Outdoor Corporation	• Nike, Inc.	• Wolverine Worldwide, Inc.
• Estee Lauder Companies, Inc.	• Pacific Sunwear California, Inc.
• The Gap, Inc.	• Polo Ralph Lauren

As part of the competitive analysis, we examine all elements of pay, including base salary, total cash compensation (base salary plus annual bonus opportunity), and total direct compensation (total cash compensation plus the value of long-term incentives). This data, combined with compensation survey data from Hewitt Associates and Mercer, LLC, is used to establish a range and mix of pay that we believe to be competitive in the marketplace. For the purposes of our analysis, all competitive compensation data is adjusted to reflect our Company’s revenue size either through regression analysis, or by limiting the data set to companies with annual revenues of approximately the same size. While we do not target a specific data point in the range, such as the average or median, to determine an executive’s pay, we do evaluate each executive on an individual basis and use the data to guide our specific recommendations regarding amount and mix of compensation.

Our external competitive analysis also includes a comparison of our financial performance to that of the other companies in our peer group based on a number of financial metrics, such as revenue growth, operating contribution margin, net income margin, and total stockholder return over 1-, 3-, and 5-year periods.

Internal Competitiveness:  We also examine how each of our NEOs is compensated relative to one another and other executives within the Company. We consider factors such as the executive’s experience, past performance, current level of performance, level of responsibility and any anticipated increases, potential to make significant contributions, and succession planning retention strategies.

The Primary Components of our 2009 Executive Compensation Program

The primary components of our Executive Compensation Program in 2009 include base salary, our annual, cash-based Short-Term Incentive Plan (“STIP”) based on the Company’s financial results and our Long-Term Incentive Plan (“LTIP”) which includes performance stock options to align the interests of the NEOs with stockholders, and performance stock units to provide incentives consistent with stockholder returns and to supply a strong retention incentive. Our executive compensation program is more heavily weighted toward performance-based variable pay, rather than fixed base salary, in order to promote a pay-for-performance culture. During 2009, 80% of our CEO’s total compensation opportunity consisted of performance-based variable compensation. For the other NEOs, performance-based variable compensation made up 60-75% of total compensation opportunity. We believe that this mix of pay provides our NEOs with significant upside earning potential for the achievement of actual results above expectations, and significantly lower earning potential for results that are below expectations.

At the beginning of the year, we determined that 2009 would be a challenging year for the Company. After reviewing the final operating budget for 2009, we concluded that achieving the financial objectives in the Company’s operating budget would not support a full target payout for our STIP and LTIP programs. Rather than reducing the total incentive opportunities for our NEOs, we designed the incentives so that achieving the Company’s budgeted financial objectives instead would result in a 60% payout of our STIP and 50% payout of our LTIP. Our executives would only receive targeted payouts under the incentive plans if the Company’s budgeted performance was exceeded. Further details about the incentive plan designs will be discussed below.

Base Salary

Each year, the Committee considers recommendations made by the CEO, along with his assessment of each NEO’s performance, with respect to making changes to base salaries. The Committee makes final determinations regarding base salary changes in executive session without the CEO being present. Additionally, the Committee presents proposed salary adjustments for the Chairman and CEO to the Board of Directors for consideration and approval. These recommendations are discussed and final determinations are made during the Board’s executive session without the Chairman or the CEO present. The factors considered in determining base salary include, among others, the Company’s performance, the individual’s performance in the prior year, expectations regarding the individual’s future performance, experience in the position or a similar position, any anticipated increase in the individual’s responsibilities, internal and external pay equity, and succession planning strategies. In March 2009, the CEO recommended no increase to base salaries for the NEOs under the purview of the Committee, including himself, as 2008 business performance was below expectations. The CEO did approve a 1.45% increase in base salary for Mr. Pazzani in consideration of his performance during 2008. On July 1, 2009, the base salaries of Messrs. Harrison and Pazzani were increased by $6,000 to recognize the elimination of a legacy auto allowance perquisite.

Short Term Incentive Plan

Our STIP is designed to reward actual performance during the fiscal year against predetermined financial performance targets. This annual cash-based incentive plan encourages our management team to drive annual performance which in turn helps to create stockholder value. If we exceed our financial objectives, we will pay more; if we fail to reach them, we will pay less or nothing at all. The annual incentive award opportunity for each NEO is expressed as a percentage of their base salary based on the individual’s pay grade assignment. The incentive opportunity as a percentage of annual base salary is 100% for Mr. Swartz, 80% for Messrs. Harrison and Welsh, and 65% for Ms. Teffner and Mr. Pazzani.

For 2009, our STIP was based on Company earnings and asset management. Company earnings, measured as operating contribution, or “OC”, represent 75% of the incentive opportunity of the 2009 STIP. This measure was heavily weighted because it directly impacts stockholder value through profitability and is a measure over which management can exert influence. In the STIP, OC is generally defined as total revenues, less cost of goods sold and operating expenses, excluding items such as restructuring charges and other one-time, nonrecurring expenses. Asset management, measured as operating assets as a percentage of revenue (“OAR”), represents 25% of the incentive opportunity of the 2009 STIP. OAR measures the successful management of our inventory and cash flow and is generally defined as our quarterly average of accounts receivable plus inventory, divided by total revenue. Management can affect overall OAR performance through the effective management of accounts receivable and inventory. Successful asset management creates stockholder value by reducing the Company’s investment requirements and increasing the Company’s return on investment.

For 2009, the STIP structure, performance targets, and actual results were as follows:

							Weighted
		Threshold	Budget	Target	Maximum	Year End	Payout
Performance Measure	Weight	Payout = 0%	Payout = 60%	Payout = 100%	Payout = 200%	Actual	Percentage

TBL Operating Contribution	75%	$32.50	$54.10	$67.10	$94.70	$77.24	102.55%
TBL Operating Assets/Revenue	25%	29.50%	28.00%	27.57%	26.50%	27.13%	35.28%
				Total Payout as a Percent of Target Opportunity:			137.83%

Based on the “Total Payout as a Percent of Target Opportunity,” the payments to our NEOs under the 2009 STIP were as follows:

STIP Payment
Name	Earned

Mr. Swartz	$1,137,136
Mr. Harrison	$447,687
Mr. Welsh	$441,071
Ms. Teffner	$75,785 *
Mr. Pazzani	$272,597

*	Ms. Teffner joined the Company on September 28, 2009 and her STIP payment is prorated to reflect her length of service with the Company in 2009.

Long Term Incentive Plan

Our LTIP represents a significant portion of potential compensation for our NEOs. These equity-based awards are provided to retain and motivate our executives and focus their efforts on activities that enhance stockholder value over the long term. Long-term incentives are structured so that rewards are earned in line with performance, with above-market rewards for superior performance and below-market or no rewards for inferior performance. During 2008, we conducted a review of our long-term incentive plan design and recommended plan changes to the Committee for the 2009 Executive Long-Term Incentive Plan (“2009 LTIP”). In March 2009, the Committee approved the plan design changes to focus management’s efforts on improving Company earnings over a one- and three-year performance period.

The awards granted under our 2009 LTIP were, and are, subject to the Company’s future performance, and consist of performance stock units (“PSUs”) equal in value to one share of the Company’s Class A

Common Stock, and performance stock options (“PSOs”) with an exercise price equal to the closing price of the Company’s Class A Common Stock as quoted on the New York Stock Exchange on the date of grant. The awards were granted so that 60% of the award value is allocated to PSUs and 40% of the award value is allocated to PSOs. The Committee sets the performance metrics and the value of the awards based on its judgment of what it believes will maximize stockholder returns and represent a desirable mix of long-term compensation, the impact of the individual within the Company, and external and internal pay equity.

The PSUs earned, as determined by the Committee, and the Board of Directors in the case of the CEO, will be converted into shares of Class A Common Stock and will vest following the applicable performance period. The performance period for the PSUs is the three-year period from January 1, 2009 through December 31, 2011. Stock ownership and stock-based incentive awards align the interests of our NEOs with the interests of our stockholders, as the value of this incentive rises and falls with the stock price, consistent with stockholder returns. The PSUs promote executive retention as unvested PSUs held at the time the NEOs employment is terminated are forfeited.

The PSOs earned under the LTIP, as determined by the Committee, and the Board of Directors in the case of the CEO, will vest in three equal annual installments following the end of the applicable performance period and approval by the Committee, or the Board of Directors in the case of the CEO. The performance period for the PSOs was the twelve-month period from January 1, 2009 through December 31, 2009. Executives are rewarded only if Company performance exceeds the threshold target for the performance period and the market price of our stock rises. Executives do not earn any PSOs if Company performance falls below the threshold target. Additionally, if awards are earned and the stock price falls below the exercise price, the PSOs have no value. This is designed to align the interests of the Company’s executives with those of stockholders by encouraging executives to enhance the value of the Company on a long-term basis.

The payout of the performance awards issued pursuant to the 2009 LTIP will be based on the Company’s achievement of certain levels of earnings before interest, taxes, depreciation and amortization (“EBITDA”), with threshold, budget, target and maximum award levels based upon actual EBITDA of the Company during the applicable performance periods equaling or exceeding such levels. No awards will be made or earned, as the case may be, unless the threshold goal is attained, and the maximum payout may not exceed 200% of the target award.

For 2009, the PSO structure, performance targets, and actual results were as follows:

								Total Payout
								as a Percentage
			Threshold	Budget	Target	Maximum	2009	of Target
	Performance Measure	Weight	Payout = 0%	Payout = 50%	Payout = 100%	Payout = 200%	Achievement	Opportunity

2009 PSOs	2009 EBITDA	40%	$49.8	$83.0	$103.8	$145.3	$109.80	114.58%

Based on the “Total Payout as a Percent of Target Opportunity,” the PSOs earned by our NEOs under the 2009 LTIP were as follows:

Name	PSOs Earned

Mr. Swartz	190,963
Mr. Harrison	57,290
Mr. Welsh	57,290
Mr. Pazzani	15,276

Results of Our 2009 Executive Compensation Program

Annually, the Committee reviews the effectiveness of our pay-for-performance programs by examining the total direct compensation earned by our NEOs. We compare this value against the earnings opportunity at various levels of performance. Based on the Company’s financial results in 2009, and for incentive awards earned during the 2009 performance period, our NEOs earned total direct compensation that was above targeted levels commensurate with Company performance. We believe that this level of compensation is consistent with our pay-for-performance philosophy considering the Company’s overall performance.

Equity Grant Practices

The Board of Directors retains the sole authority to grant equity awards to our CEO, while the Committee has the sole authority to grant equity awards to our other NEOs under their purview, and delegates granting authority to our CEO for equity awards to all other employees. All equity awards are generally granted on the same date as one of the five regularly scheduled meetings of our Board of Directors. The exercise price for all stock option awards is the closing price of the Company’s Class A Common Stock on the New York Stock Exchange on the date of the grant. In March 2009, Messrs. Swartz, Harrison, and Welsh received stock options and restricted stock awards tied to the final results of the 2008 LTIP as described in last year’s Proxy Statement. Also in March 2009, Messrs. Swartz, Harrison, Welsh, and Pazzani received PSU and PSO awards under the 2009 LTIP. In December 2009, Ms. Teffner received an initial award of 27,500 stock options and 10,000 restricted stock units in connection with her joining the Company as Vice President and Chief Financial Officer.

Benefits and Perquisites

NEOs participate in medical, disability, and life insurance benefits and annual contributions to qualified savings plans on the same basis as all salaried employees based in the United States. The Company does not provide pension arrangements (supplemental or otherwise), post-retirement healthcare coverage or similar benefits to such executives.

Due to the scope of the Company’s international operations, the NEOs use a Company-owned aircraft for business travel. The aircraft provides increased security for the NEOs and increases the efficiency with which they can conduct Company business. The CEO may use the aircraft for personal travel. For security and efficiency, the CEO is provided with transportation to and from work in a Company-owned vehicle driven by a Company-provided driver. Further, the CEO is provided the use of administrative assistant services for personal matters. Additional information on perquisites can be found in Note 3 to the “Summary Compensation Table” in this Proxy Statement.

NEOs, along with other highly-compensated, key management employees based in the United States, are also eligible to participate in the Deferred Compensation Plan (“DCP”). In this program, eligible employees can defer up to 100% of their base salary and 100% of their cash bonus subject to the Company’s withholding for applicable taxes and employee benefit plans withholding. The Company does not make matching contributions to the DCP. The DCP is offered, in addition to the Company’s 401(k) plan, to provide NEOs with an additional opportunity to defer compensation which may assist them with their retirement planning. Benefits under the DCP will be paid no earlier than six (6) months following the participant’s retirement or termination. Additional information on the DCP and the participation of NEOs in 2009, which are identified in the “Summary Compensation Table,” can be found in the “Nonqualified Deferred Compensation Plan” section of this Proxy Statement.

Severance Benefits / Change of Control

The Company has entered into Change of Control Severance Agreements (the “Agreements”) with each of the NEOs and other key employees. For NEOs and key employees who entered into such Agreements prior to December 2008, including Mssrs. Swartz, Harrison, Welsh and Pazzani, the general terms of the Agreements described below were designed to promote stability and continuity of senior management if a triggering event occurs in order to align the interests of executives and stockholders. If a change of control occurs, executives would receive certain compensation if their employment is terminated without “Cause” or for “Good Reason” within 24 months following the change of control. This compensation is intended to retain the executives. The benefit encourages them to remain with the Company, despite uncertainty, with guaranteed financial protection upon loss of employment. In addition, under the terms of the Agreements, executives may voluntarily terminate their employment during the 13th full calendar month after the change of control and receive certain reduced compensation. This provision increases the likelihood that key executives will be retained during the critical first year transition period.

NEOs and key employees who entered into such Agreements after December 2008, including Ms. Teffner, have similar terms as described above. However, such agreements do not provide any payments to executives who voluntarily terminate their employment during the 13th full calendar month after the change of control.

Additional information regarding the Agreements, applicable payments thereunder, and other plans for the covered executive officers is provided in the “Potential Payments upon Termination of Employment and Potential Payments upon a Change-in-Control” section of this Proxy Statement.

Impact of Regulatory Requirements on Compensation (Tax Considerations)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for compensation over $1,000,000 paid to the company’s NEOs. However, eligible performance-based compensation awards are not subject to the deduction limits if certain requirements are satisfied. The Committee takes the limitations of Section 162(m) into account in determining the design of incentive awards made to these executive officers. Neither base salary nor other non-performance based compensation programs exceeded $1,000,000 in 2009 for any of these NEOs.

The Management Development and Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis found in this Proxy Statement with the Company’s management. Based on this review and discussion, the Committee recommended to the Board of Directors, and the Board of Directors recommended, that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s 2009 Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

MANAGEMENT DEVELOPMENT
AND COMPENSATION COMMITTEE

Kenneth T. Lombard, Chair
John A. Fitzsimmons
Edward W. Moneypenny
Peter R. Moore

Summary Compensation Table

The following table and footnotes discuss the compensation awarded to, earned by, or paid to the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers of the Company who served as such at December 31, 2009 (together, the “NEOs”). The table and footnotes also discuss compensation awarded to, earned by, or paid to two former executive officers who were not serving as executive officers of the Company at December 31, 2009.

							Change in
							Pension
							Value and
						Non-Equity	Non-Qualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and		Salary	Bonus	Awards(1)	Awards(1)	Compensation(2)	Compensation	Compensation(3)	Total
Principal Position	Year	($)	($)	($)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Jeffrey B. Swartz	2009	825,000	—	875,149	947,107	1,137,136	—	206,313	3,990,705
President and Chief	2008	825,000	—	—	—	480,661	—	436,748	1,742,409
Executive Officer	2007	825,000	—	622,690	—	—	—	416,737	1,864,427
Carrie W. Teffner(4)	2009	84,957	75,000	174,100	209,798	75,785	—	12,596	632,236
Vice President and Chief Financial Officer
Michael J. Harrison	2009	402,500	—	262,547	188,590	447,687	—	7,993	1,309,317
Chief Brand Officer	2008	400,000	—	149,999	146,999	186,438	—	8,557	891,993
	2007	400,000	—	178,578	—	—	—	8,557	587,135
Carden N. Welsh	2009	400,000	—	262,547	188,590	441,071	—	7,984	1,300,192
Senior Vice President and	2008	400,000	—	—	—	186,438	—	9,620	596,058
Chief Administrative Officer
John P. Pazzani(5)	2009	298,987	—	46,700	23,688	272,597	—	482	642,454
Chief Culture Officer
John D. Crimmins, III(6)	2009	246,106	—	116,704	77,669	—	—	322,012	762,491
Former Vice President and	2008	325,000	100,000	49,995	49,000	123,078	—	8,405	655,478
Chief Financial Officer	2007	303,633	75,000	—	193,554	—	—	8,405	580,592
Eugene R. McCarthy(7)	2009	217,051	—	174,985	144,178	—	—	388,557	924,771
Former S.V.P. & G.M. North America	2008	400,000	—	149,999	146,999	186,438	—	44,835	928,271
	2007	318,333	—	—	122,652	—	—	23,516	464,501

(1)	Column (e) shows the aggregate grant date fair value of stock awards granted under the Company’s 2007 Incentive Plan and 2004, 2007, 2008 and 2009 Long-Term Incentive Plans. Column (f) shows the aggregate grant date fair value for stock options granted under the Company’s 2007 Incentive Plan and 2004, 2007, 2008 and 2009 Executive Long Term Incentive Plans. Using the Black-Scholes valuation method on the date of grant for stock options and the closing price of the Company’s Class A Common Stock on the date of grant for stock awards, fair values shown in columns (e) and (f) are calculated in accordance with FASB ASC Topic 718. The grant date fair value of awards under the 2009 LTIP (included in columns (e) and (f)) assuming that the highest level of performance conditions will be achieved is as follows: Jeffrey B. Swartz, $4,119,332; Michael J. Harrison, $1,055,800; Carden N. Welsh, $1,055,800; John P. Pazzani, $281,548; John D. Crimmins, $527,900 (who left the Company’s employ in September 2009); Eugene R. McCarthy, $527,900 (who left the Company’s employ in July 2009). Please refer to Note 13 to our consolidated financial statements, entitled “Share-based Compensation,” included in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for a discussion of the assumptions used in determining the valuations shown in these columns.

(2)	Column (g) shows the annual cash bonuses earned pursuant to Company’s annual Short-Term Incentive Plan.

(3)	Column (i) includes all other compensation not reported in any of the other columns including, but not limited to, the aggregate incremental cost to the Company of providing various perquisites and personal benefits during 2009 in excess of reporting thresholds. For Mr. Swartz: (a) personal use of Company-owned aircraft, $73,096, (b) use of a Company-owned automobile including depreciation, registration fees and insurance costs and a portion of the salaries and benefits paid to employee drivers of the automobile: $19,435 for one hundred percent (100%) of the identified automobile costs and $63,199, for eighty percent (80%) of the employee driver’s salary and benefits attributable to transporting Mr. Swartz, and, (c) personal use of administrative assistance services, $41,926, which is approximately fifty percent (50%) of the salary and benefits attributable to such administrative assistance. In determining the value of the personal use of the Company-owned aircraft, we calculate the aggregate incremental cost to the Company based on the cost of fuel, trip related maintenance and repair, crew travel expenses, navigation fees and smaller variable costs. Because the Company-owned aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, the purchase costs of the Company-owned aircraft, and the cost of maintenance not related to trips. In determining the value of the personal use of the Company-owned automobile and employee driver, we calculate the aggregate incremental cost to the Company based on the total costs described above to own and operate the vehicle and the cost to the Company of providing the employee driver, which includes the total salary, bonus, and benefits for such driver with eighty percent (80%) of that cost attributable to Mr. Swartz and twenty percent (20%) of that cost attributable to Company business. We calculate the aggregate incremental cost to provide administrative assistance services on the same basis as the employee driver but we attribute approximately fifty percent (50%) of that cost to providing administrative assistance services not related to Company business. Ms. Teffner received relocation reimbursements totaling $10,842. Mr. Crimmins received severance payments totaling $314,270. Mr. McCarthy received reimbursements for certain lodging and meal expenses totaling $19,116, and severance payments totaling $363,672. For additional information on perquisites, please refer to the “Compensation Discussion and Analysis” portion of this Proxy Statement under the “Benefits and Perquisites” heading.

(4)	Ms. Teffner joined the Company in September 2009. Accordingly, no information is provided for 2007 or 2008.

(5)	Mr. Pazzani became a named executive officer in 2009. Accordingly, no information is provided for 2007 or 2008.

(6)	Mr. Crimmins left the Company’s employ in September 2009.

(7)	Mr. McCarthy left the Company’s employ in July 2009.

Grants of Plan-Based Awards Table — Fiscal Year 2009

The following table sets forth information for each of the NEOs as to grants of non-equity and equity incentive plan awards, stock and option awards, the exercise price of option awards and the grant date fair value of stock and option awards made to each of such NEOs in 2009.

											All Other	All Other
											Stock	Option
											Awards:	Awards:	Exercise
								Estimated Future Payouts Under			Number of	Number of	or Base	Grant Date
				Approval	Estimated Future Payouts Under			Equity			Shares of	Securities	Price of	Fair Value
	Award			Date of	Non-Equity Incentive Plan Awards			Incentive Plan Awards			Stock or	Underlying	Option	of Stock and
Name	Type		Grant Date	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option Awards
(a)			(b)		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	($)
					(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)(8)

Jeffrey B. Swartz	2009 STIP	(1)			0	825,000	1,650,000
	2009 LTIP - PSU	(2)	3/5/2009	3/5/2009				0	125,000	250,000				583,750
	2009 LTIP - PSO	(2)	3/5/2009	3/5/2009				0	166,666	333,333			9.34	446,082
	2008 LTIP - RSA	(3)	3/5/2009	3/5/2009							31,199			291,399
	2008 LTIP - SO	(4)	3/5/2009	3/5/2009								93,597	9.34	501,025

Carrie W. Teffner(5)	2009 STIP	(1)			0	52,813	105,625
	2009 - RSU	(6)	12/3/2009	7/22/2009				0	0	0	10,000			174,100
	2009 - SO	(6)	12/3/2009	7/22/2009				0	0	0		27,500	17.41	209,798

Michael J. Harrison	2009 STIP	(1)			0	320,000	640,000
	2009 LTIP - PSU	(2)	3/5/2009	3/4/2009				0	37,500	75,000				175,125
	2009 LTIP - PSO	(2)	3/5/2009	3/4/2009				0	50,000	100,000			9.34	88,825
	2008 LTIP - RSA	(3)	3/5/2009	3/4/2009							9,360			87,422
	2008 LTIP - SO	(4)	3/5/2009	3/4/2009								28,079	9.34	99,765

John P. Pazzani	2009 STIP	(1)			0	197,771	395,542
	2009 LTIP - PSU	(2)	3/5/2009	3/4/2009				0	10,000	20,000				46,700
	2009 LTIP - PSO	(2)	3/5/2009	3/4/2009				0	13,334	26,667			9.34	23,688

Carden N. Welsh	2009 STIP	(1)			0	320,000	640,000
	2009 LTIP - PSU	(2)	3/5/2009	3/4/2009				0	37,500	75,000				175,125
	2009 LTIP - PSO	(2)	3/5/2009	3/4/2009				0	50,000	100,000			9.34	88,825
	2008 LTIP - RSA	(3)	3/5/2009	3/4/2009							9,360			87,422
	2008 LTIP - SO	(4)	3/5/2009	3/4/2009								28,079	9.34	99,765

John D. Crimmins(7)	2009 STIP	(1)			0	211,300	422,600
	2009 LTIP - PSU	(2)	3/5/2009	3/4/2009				0	18,750	37,500				87,563
	2009 LTIP - PSO	(2)	3/5/2009	3/4/2009				0	25,000	50,000			9.34	44,413
	2008 LTIP - RSA	(3)	3/5/2009	3/4/2009							3,120			29,141
	2008 LTIP - SO	(4)	3/5/2009	3/4/2009								9,360	9.34	33,256

Eugene R. McCarthy(7)	2009 STIP	(1)			0	320,000	640,000
	2009 LTIP - PSU	(2)	3/5/2009	3/4/2009				0	18,750	37,500				87,563
	2009 LTIP - PSO	(2)	3/5/2009	3/4/2009				0	25,000	50,000			9.34	44,413
	2008 LTIP - RSA	(3)	3/5/2009	3/4/2009							9,360			87,422
	2008 LTIP - SO	(4)	3/5/2009	3/4/2009								28,079	9.34	99,765

Key:
STIP = Short Term Incentive Plan	LTIP = Long Term Incentive Plan	PSU = Performance Stock Unit	RSU = Restricted Stock Unit
PSO = Performance Stock Option	SO = Stock Option	RSA = Restricted Stock Award

(1)	These awards were approved by the Board of Directors or the Management Development and Compensation Committee (the “MDCC”), as applicable, on 3/5/2009 and 3/4/2009, respectively. These awards will be paid to the NEOs upon the determination by the Board of Directors or the MDCC, as applicable, of the level of achievement of the applicable performance metrics. Please refer to Footnote (2) to the “Summary Compensation Table” included in this Proxy Statement and to the Short Term Incentive Plan portion of the “Compensation Discussion and Analysis” section of this Proxy Statement for further discussion of cash awards.

(2)	These awards were approved by the Board of Directors or the MDCC, as applicable, on 3/5/2009 and 3/4/2009, respectively. These awards will be paid to the NEOs in performance stock options and performance stock units, as applicable, upon the determination by the Board of Directors or the MDCC, as applicable, of the level of achievement of the applicable performance metrics. Please refer to the Long Term Incentive Plan portion of the “Compensation Discussion and Analysis” section of this Proxy Statement for further discussion of equity awards. Based on the achievement during the one-year performance period, the actual number of PSOs earned under the 2009 LTIP is as follows: Mr. Swartz 190,963 PSOs, Mr. Harrison 57,290 PSOs, Mr. Pazzani 15,276 PSOs, and Mr. Welsh 57,290 PSOs. The PSUs are subject to a three-year performance period.

(3)	Restricted stock awards granted pursuant to the 2008 LTIP under The Timberland Company 2007 Incentive Plan. The grant date fair value was determined by multiplying the number of shares awarded by the closing price of the Company’s Class A Common Stock on the date of grant ($9.34). These awards were approved by the Board of Directors or the MDCC on 3/5/2009 and 3/4/2009, respectively.

(4)	Stock option awards granted pursuant to the 2008 LTIP under The Timberland Company 2007 Incentive Plan. Each stock option’s grant date fair value was determined by multiplying the number of options awarded by the Black-Scholes value on the date of grant. These awards were approved by the Board of Directors or the MDCC on 3/5/2009 and 3/4/2009, respectively.

(5)	Carrie W. Teffner joined the Company as Chief Financial Officer effective September 28, 2009.

(6)	Stock options and restricted stock units granted on December 3, 2009 under The Timberland Company 2007 Incentive Plan in connection with Ms. Teffner joining the Company as Chief Financial Officer. The grant date fair value for the restricted stock units was determined by multiplying the number of shares awarded by the closing price of the Company’s Class A Common Stock on the date of grant ($17.41). The grant date fair value for the stock options was determined by multiplying the number of options awarded by the Black-Scholes value on the date of grant.

(7)	In connection with the departure of Messrs. Crimmins and McCarthy, the awards outstanding under each of the 2008 LTIP and 2009 LTIP vested or terminated in accordance with their terms.

(8)	The grant date values of performance awards issued under the 2009 LTIP shown in column (l) are based upon the probable outcome of the performance conditions on the date of grant.

Option Exercises and Stock Vested Table — Fiscal Year 2009

The following table sets forth information for each of the NEOs as to options exercised in 2009, the dollar value realized upon exercise, the number of shares of stock that have vested, and the dollar value realized upon the vesting of stock.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized on	Acquired on	Realized on
	on	Exercise	Vesting	Vesting(1)
Name	Exercise(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Jeffrey B. Swartz	0	0	173,815	2,214,403
Carrie W. Teffner	0	0	0	0
Michael J. Harrison	0	0	54,950	682,716
John P. Pazzani	0	0	1,546	14,440
Carden N. Welsh	0	0	0	0
John D. Crimmins, III(2)	3,367	8,509	3,331	38,582
Eugene R. McCarthy(3)	0	0	7,548	81,432

(1)	The aggregate dollar amount realized is based on the closing price of the Company’s Class A Common Stock as quoted on the NYSE on the vesting date.

(2)	Mr. Crimmins left the employ of the Company in September 2009.

(3)	Mr. McCarthy left the employ of the Company in July 2009.

Outstanding Equity Awards at Fiscal Year Ended December 31, 2009

The following table sets forth information for each of the NEOs (i) as to each outstanding option award, the total number that were exercisable, unexercisable, and unearned held at December 31, 2009 (columns (b) (c), and (d)), each option’s exercise price and its expiration date (columns (e) and (f)) and (ii) as to the total number of shares held at December 31, 2009 that were not then vested or earned and the total market value of those shares based on the closing price of the Company’s Class A Common Stock on December 31, 2009 ($17.93) (columns (g), (h), (i), and (j)).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
										Equity
										Incentive
										Plan
										Awards:
									Equity	Market
									Incentive	or Payout
				Equity					Plan	Value of
				Incentive					Awards:	Unearned
				Plan					Number	Shares,
				Awards:				Market	of Unearned	Units or
	Number of	Number of		Number			Number of	Value of	Shares,	Other
	Securities	Securities		of Securities			Shares or	Shares or	Units or	Rights
	Underlying	Underlying		Underlying			Units of	Units of	Other	That
	Unexercised	Unexercised		Unexercised	Option		Stock That	Stock That	Rights	Have
	Options	Options		Unearned	Exercise	Option	Have Not	Have Not	That Have	Not
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Exercisable	Unexercisable		(#)(1)	($)	Date	(#)(2)	($)	(#)(3)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)

Jeffrey B. Swartz	120,000				28.50	3/1/2011
	50,000				17.74	2/28/2012
	90,000				19.49	3/6/2013
	150,000				31.29	3/3/2014
		93,597	(8)		9.34	3/5/2019
				333,333	9.34	3/5/2019
							55,353	992,479
									125,000	2,241,250
Carrie W. Teffner		27,500	(4)		17.41	12/3/2019
							10,000	179,300
Michael J. Harrison	120,000				25.50	10/28/2013
	26,000				31.29	3/3/2014
	10,103	20,206	(7)		14.70	3/5/2018
		28,079	(8)		9.34	3/5/2019
				100,000	9.34	3/5/2019
							21,389	383,505
									37,500	672,375
John P. Pazzani	9,000				28.50	3/1/2011
	4,500				17.74	2/28/2012
	5,000				19.49	3/6/2013
	10,000				31.29	3/3/2014
	4,000				28.91	10/20/2014
	12,000				35.42	3/3/2015
	9,000				35.01	3/2/2016
	6,000	3,000	(5)		27.12	2/28/2017
	8,333	4,167	(6)		26.08	6/12/2017
	2,600	5,200	(7)		14.70	3/5/2018
				26,667	9.34	3/5/2019
							3,094	55,475
									10,000	179,300
Carden N. Welsh	33,333	16,667	(9)		18.95	9/11/2017
		28,079	(8)		9.34	3/5/2019
				100,000	9.34	3/5/2019
							9,360	167,825
									37,500	672,375

(1)	The performance-based stock options listed in column (d) were granted on March 5, 2009 under the 2009 LTIP and were unearned and unvested as of December 31, 2009 and represent the maximum level of performance under the 2009 LTIP. Based upon achievement in 2009, as determined by the Board of Directors and MDCC, as applicable, the actual number of stock options earned under the 2009 LTIP were as follows, and such options will vest in three equal annual installments with the first one-third vesting on March 5, 2011: Mr. Swartz, 190,963 stock options; Mr. Harrison, 57,290 stock options; Mr. Pazzani, 15,276 stock options; and Mr. Welsh, 57,290 stock options.

(2)	Shares in column (g) that had not vested at December 31, 2009 for each of the NEOs will vest as follows: (i) Mr. Swartz, 24,154 shares will vest on July 10, 2010; 15,599 shares will vest on March 5, 2010; and 15,600 shares will vest on March 5, 2011; (ii) Ms. Teffner, 3,333 shares will vest on December 3, 2010; 3,333 shares will vest on December 3, 2011; and 3,334 shares will vest on December 3, 2012; (iii) Mr. Harrison, 6,927 shares will vest on July 10, 2010; 9,782 shares will vest on March 5, 2010; and 4,680 shares will vest on March 5, 2011; (iv) Mr. Pazzani, 1,547 shares will vest on March 5, 2010; and 1,547 shares will vest on March 5, 2011; and (v) Mr. Welsh, 4,680 shares will vest on March 5, 2010; and 4,680 shares will vest on March 5, 2011.

(3)	Performance stock units listed in column (i) were unearned and unvested as of December 31, 2009. The performance period for these performance stock units is a three-year period ending December 31, 2011. The shares represent the target level of performance under the 2009 LTIP.

(4)	This stock option award was granted on December 3, 2009 and will vest in three equal annual installments on December 3, 2010, December 3, 2011, and December 3, 2012.

(5)	This stock option award was granted on February 28, 2007 and the remaining unexercisable amount shown vested on February 28, 2010.

(6)	This stock option award was granted on June 12, 2007 and the remaining unexercisable amount shown will vest on June 12, 2010.

(7)	This stock option award was granted on March 5, 2008 and the remaining unexercisable amount shown will vest in two equal annual installments on March 5, 2010, and March 5, 2011.

(8)	This stock option award was granted on March 5, 2009 and will vest in three equal annual installments on March 5, 2010, March 5, 2011, and March 5, 2012.

(9)	This stock option award was granted on September 11, 2007 and the remaining unexercisable amount shown will vest on September 11, 2010.

Nonqualified Deferred Compensation Plan

The information in the following table relates to our Deferred Compensation Plan, which permits our U.S.-based executives, members of our Board of Directors, and certain of our salaried employees to defer salary, bonuses, fees, commissions and refunds of 401(k) plan contributions. Participants in this Plan may defer up to that amount of the compensation described which leaves an amount necessary for current payments such as FICA (including Medicare), income taxes and employee benefit plan withholding requirements. Each eligible participant is required to make deferral elections prior to earning the amounts subject to the deferral elections. Each participant designates a percentage of the deferred amounts to be deemed invested in money market, bond, and equity funds, which measure the notional or hypothetical investment return on deferred amounts. Participants will receive their cash balance, including any investment gains or losses, upon retirement, termination of employment or at certain other times, including at scheduled withdrawal dates, in a lump-sum or in installments, as previously elected by the participant. A participant may extend a scheduled withdrawal date provided the extension occurs at least twelve (12) months prior to a scheduled withdrawal date and defers the payment date by at least five (5) years.

Non-Qualified Deferred Compensation
Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at
	Contributions in	Contributions in	Earnings	Withdrawals/	December 31,
	2009	2009	in 2009	Distributions	2009
Name	($)	($)	($)	($)	($)
(a)	(b)(1)	(c)	(d)(1)	(e)	(f)(1)

Jeffrey B. Swartz	—	—	—	—	—
Carrie W. Teffner	—	—	—	—	—
Michael J. Harrison	300,980	—	82,134	—	482,358
John P. Pazzani	—	—	—	—	—
Carden N. Welsh	153,219	—	82,803	—	313,328
John D. Crimmins(2)	—	—	—	—	—
Eugene R. McCarthy(3)	—	—	—	—	—

(1)	Amounts in column (b) are included in amounts reported in the Summary Compensation Table. Amounts in column (d) are not included in amounts reported in the Summary Compensation Table. Amounts in column (f) include each executive’s aggregate contribution to our Deferred Compensation Plan, which have been reported as compensation to the executive in the Summary Compensation Table for prior years, but any earnings on such contributions which are included in column (f) have not been reported as compensation to the executive in the Summary Compensation Table for prior years.

(2)	Mr. Crimmins left the employ of the Company in September 2009.

(3)	Mr. McCarthy left the employ of the Company in July 2009.

The table below shows the investment funds available under our Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2009.

Annual Rate of
Investment Choices	Return

BlackRock Money Market — Class A	.22%
PIMCO Inflation Protected Bond — Class A	18.13%
PIMCO Total Return — Admin Class	13.81%
BlackRock Bond Income — Class A	9.25%
BlackRock High Yield — Class A	47.06%
Metlife Stock Index — Class A	26.01%
MFS Total Return — Class F	18.12%
American Funds Growth-Income — Class 2 Shares	30.98%
Legg Mason Partners Variable Fundamental Value — Class I	29.10%
Legg Mason Partners Variable Investors — Class I	24.25%
Lord Abbett Growth and Income — Class B	18.16%
American Funds Growth — Class 2 Shares	39.13%
Janus Forty	42.93%
Lord Abbett Mid Cap Value — Class B	26.28%
Pioneer Mid-Cap VCT Value — Class II Shares	25.01%
BlackRock Aggressive Growth — Class D	48.94%
Third Avenue Small Cap Value — Class B	26.20%
Dreyfus VIF Developing Leaders — Initial Shares	25.79%
Russell 2000 Index — Class A	25.76%
Franklin Small-Mid Cap Growth Securities — Class 2 Shares	43.29%
American Funds Global Growth — Class 2 Shares	42.02%
Janus Aspen Series Worldwide Growth — Service Shares	37.13%
Templeton Foreign Securities — Class 2	36.77%
Templeton Developing Markets Securities — Class 2	72.25%
Janus Aspen Series Global Technology — Service Shares	56.58%

Benefits under our Deferred Compensation Plan will be paid, subject to any limitations imposed by the Section 409A of the Internal Revenue Code, upon termination of employment from the Company.

Potential Payments upon Termination of Employment and Potential Payments upon a Change-In-Control

We describe below any contract, agreement, plan or arrangement, written or unwritten, that provides for payment to an NEO at, following, or in connection with any termination of employment (including death or disability) or in connection with a change in control of the Company. Some of our plans, as discussed below, accelerate the vesting of option, restricted stock and similar equity awards and require payment of other amounts upon certain termination of employment events or changes in control. The Amended and Restated Change of Control Severance Agreements described below (the “Change of Control Agreements”) accelerate the vesting of option and other similar awards upon a change in control and require payment of salary, bonus and other amounts upon certain termination of employment events following a change in control. For potential payments upon a change of control to each of the NEOs under our 2007 Incentive Plan and 1997 Incentive Plan, as amended, and a Change of Control Agreement, refer to the table below under the heading “Potential Payments Under Amended and Restated Change of Control Severance Agreement and Plans — Termination of Employment at December 31, 2009.” For potential payments to each of the NEOs related to other termination of employment, death or disability pursuant to our 2007 Incentive Plan and 1997 Incentive Plan, as amended, and the terms of stock option and restricted stock and unit award agreements made under such plans, refer to the discussion below under the heading “Potential Payments Under Awards — Termination of Employment, Death and Disability at December 31, 2009.”

Stock Options

We have granted stock options to certain of our employees under our 2007 Incentive Plan and our 1997 Incentive Plan, as amended. Certain change of control provisions within such plans may apply to all stock option awards. In addition, as described below under the heading Amended and Restated Change of Control Severance Agreements, stock options held by executives who have a Change of Control Agreement will immediately vest upon a change of control of the Company unless the administrator of our 2007 Incentive Plan and our 1997 Incentive Plan, as amended, provides for the assumption of such stock options by the acquiror or provides for a substitute or replacement award. The terms of all stock option awards provide for the immediate vesting of all such options upon the death of the holder. Certain stock options are granted by the Company subject to the achievement of performance metrics. Such options are not subject to accelerated vesting until the options, if any, are earned as determined by the Board or the Management Development and Compensation Committee, as applicable. For potential payments related to stock options to each of the NEOs who were party to a Change of Control Agreement at December 31, 2009, refer to the table below under the heading “Potential Payments Under Amended and Restated Change of Control Severance Agreement and Plans — Termination of Employment at December 31, 2009” and for potential payments related to stock options to each of the NEOs employed at December 31, 2009, refer to the discussion below under the heading “Potential Payments Under Awards — Termination of Employment, Death and Disability at December 31, 2009.”

Stock and Unit Awards

We have granted stock awards, which may include restricted stock, restricted stock units and/or performance stock units, to Jeffrey B. Swartz, Michael J. Harrison, Carden N. Welsh, Carrie W. Teffner and John P. Pazzani under our 2007 Incentive Plan and our 1997 Incentive Plan, as amended. The terms of such awards may provide for the full or partial vesting of such awards if the executive’s employment is terminated in certain circumstances defined in the agreements or plans which constitute involuntary termination without cause, voluntary termination for good reason, disability, death or a change in control. Certain stock awards are granted by the Company subject to the achievement of performance metrics. Such stock awards are not subject to accelerated vesting until the awards, if any, are earned as determined by the Board and the Management Development and Compensation Committee, as applicable. For potential payments to such executives at December 31, 2009 related to stock and unit awards, refer to the table below under the heading “Potential Payments Under Amended and Restated Change of Control Severance Agreement and Plans — Termination of Employment at December 31, 2009” and the discussion below under the heading “Potential Payments Under Awards — Termination of Employment, Death and Disability at December 31, 2009.”

Cash Severance

All of our employees, including NEOs, are employed on an “at will” basis. Therefore, they do not have employment contracts with us which might have specified a cash severance amount. While the Company has a severance policy, amounts that may be paid as cash severance to an executive upon certain termination of employment events are not calculable because various factors will impact the amount of cash severance that the Company is willing to pay, if any, and the amount that the executive is willing to accept.

Pension Benefits

We do not provide defined benefit pension arrangements for our NEOs. Our NEOs are eligible to participate in our 401(k) defined contribution plan. In any plan year, we will contribute to each 401(k) plan participant a matching contribution equal to 50% of the first 6% of the participant’s compensation that has been contributed to the plan.

Nonqualified Deferred Compensation

We offer a nonqualified deferred compensation plan to our NEOs and certain of our U.S.-based salaried employees under our Deferred Compensation Plan. Under such plan, participants may elect to defer salary, bonuses, fees, commissions and refunds of 401(k) plan contributions. Participants will receive their cash balance, including any investment gains or losses, upon retirement, termination of employment or at certain other times in a lump-sum or in installments, as previously elected by the participant under the plan.

Other Post-Employment Payments

As noted above, all of our employees, including our NEOs, are employed on an “at will” basis. Therefore, they do not have employment contracts with us. We do not provide post-employment health coverage or other benefits, except in connection with the Change of Control Agreements we have entered into with our NEOs and certain other key employees, details of which are included below under the heading “Amended and Restated Change of Control Severance Agreements.” Accrued vacation days are paid in cash to all employees upon termination of employment.

Amended and Restated Change of Control Severance Agreements

We have entered into Change of Control Agreements with all of our NEOs, namely, Jeffrey B. Swartz, Michael J. Harrison, Carden N. Welsh, Carrie W. Teffner and John P. Pazzani. The Change of Control Agreements for Messrs. Swartz, Harrison, Welsh and Pazzani generally provide that, if within 24 months following a change in control the executive’s employment is terminated for reasons other than for “Cause” (as defined in the Change of Control Agreement) or by the executive for “Good Reason” (as defined in the Change of Control Agreement), we will make a lump sum cash payment to the executive equal to two times the sum of the executive’s annual base salary in effect at the date of termination and the average of the annual bonuses earned by the executive under our Short-Term Incentive Program over the preceding three full fiscal years, and for a period of 24 months following the date of termination the executive will also receive medical, dental, disability, life insurance and automobile benefits in effect at the time of termination. If the executive voluntarily terminates employment during the thirteenth full month following a change in control, then the executive will receive a lump sum cash payment from us equal to fifty percent of the salary and bonus amounts described above and 12 months of the other benefits described above. If the executive voluntarily terminates employment during the thirteenth month following a change of control and receives the payment and benefits described, the executive agrees not to compete with the Company for a period of six months. In the event that any payment or benefit made to an executive under the Change of Control Agreement will be subject to excise tax pursuant to Section 4999 of the Internal Revenue Code, the Company will make an additional lump sum cash payment to the executive to make the executive whole for all taxes and any associated interest and penalties imposed under or as a result of Section 4999. In addition, in the event of a change of control pursuant to the Change of Control Agreement, any stock option, restricted stock or similar equity award (other than performance-based awards still subject to the Company’s performance) awarded to and held by the executive under the Company’s equity compensation plans and arrangements will become immediately exercisable to the extent not otherwise provided for under those plans and arrangements. In each case, the equity award will become immediately exercisable whether or not the executive’s employment is also terminated in connection with the change of control. The Change of Control Agreement calls for us to require that such agreement will be assumed by any of our successors.

The form of the Change of Control Agreement was amended and restated in 2008 and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 18, 2008. The Change of Control Agreement was amended and restated primarily to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and final regulations promulgated thereunder. In accordance with the Amended and Restated Change of Control Agreement, Ms. Teffner’s agreement does not provide for any payment if she voluntarily terminates employment during the thirteenth full month following a change in control, but otherwise provides for the benefits described above.

Had a change in control transaction occurred on December 31, 2009, and had an NEO’s employment been terminated on December 31, 2009 without “Cause” or for “Good Reason”, as those terms are defined in the Change of Control Agreement, such NEO would have been eligible to receive the payments set forth in the columns under the heading “Within 24 Months of a Change in Control” in the table below. Assuming a change in control transaction occurred thirteen months earlier, and the NEOs voluntarily terminated their employment at December 31, 2009 for other than “Good Reason”, as that term is defined in the Change of

Control Agreement, the NEOs would have been eligible to receive the payments set forth in the columns under the heading “During the 13th Month Following a Change in Control” in the table below.

Potential Payments under Amended and Restated Change of Control Severance Agreement and
Plans — Termination of Employment at December 31, 2009

						By the Executive During the 13th Month Following a
	By the Company Within 24 Months of a Change in Control					Change in Control
		Excise		Option			Excise		Option
	Salary &	Tax and		and		Salary &	Tax and		and
	Bonus	Gross Up	Benefits	Stock	Total	Bonus	Gross Up	Benefits	Stock	Total
Name	($)	($)	($)(1)	Awards(2)	($)	($)	($)	($)(1)	Awards(3)	($)

Jeffrey B. Swartz	2,103,539	0	68,723	1,064,426	3,236,688	1,210,975	0	34,362	227,974	1,473,311
Carrie W. Teffner(4)	650,000	0	18,208	47,590	715,798	0	0	0	0	0
Michael J. Harrison	982,070	0	28,164	326,509	1,336,743	545,205	0	14,082	77,815	637,102
Carden N. Welsh	924,292	0	18,789	310,970	1,254,051	400,000	0	9,395	0	409,395
John P. Pazzani	672,200	0	27,097	75,651	774,948	332,088	0	13,548	9,190	354,826

(1)	This column lists medical, dental, disability, life insurance and automobile benefits, as applicable. The value of the insurance benefits is based upon the type of insurance coverage we carried for each officer as of December 31, 2009 and the expected cost to continue such coverage for periods of 24 months and 12 months, respectively. The annual automobile allowance in effect on December 31, 2009 for Mr. Swartz was $19,435. No other NEOs had an annual automobile allowance in effect on December 31, 2009.

(2)	This column lists the value of options and restricted stock and unit awards that may be provided to our named executive officers upon termination of employment following a change of control transaction, calculated pursuant to Section 280G of the Internal Revenue Code. The calculations assume a change of control occurred December 31, 2009, that the named executive officer terminated employment on that date, and the options and stock and unit awards immediately vested and were cashed out. The acceleration of these vesting rights contingent upon a change of control constitutes a payment. Accordingly, the value of the accelerated vesting of the options and restricted stock and units listed in this column is calculated in accordance with Section 280G, using the closing price of the Company’s Class A Common Stock on December 31, 2009 ($17.93).

(3)	This column lists the value of options and restricted stock and unit awards that may be provided to our named executive officers who terminate employment during the 13th month following a change of control transaction, calculated pursuant to Section 280G of the Internal Revenue Code. The calculations assume that the named executive officers became vested in their outstanding unvested options and restricted stock and unit awards due to a change of control transaction occurring on November 1, 2008. The acceleration of vesting rights contingent upon a change of control constitutes a payment. Accordingly, the value of the accelerated vesting of the options and restricted stock and units listed in this column is calculated in accordance with Section 280G, using the closing price of the Company’s Class A Common Stock on October 31, 2008 ($12.10).

(4)	Ms. Teffner was hired in September 2009 and entered into a Change of Control Agreement at that time. As described above, Ms. Teffner’s agreement does not provide for any payment if she voluntarily terminates employment during the thirteenth full month following a change in control.

Potential Payments under Awards — Termination of Employment, Death and Disability at December 31, 2009

2007 Incentive Plan — Stock Option Agreements

Certain outstanding stock options vest upon death and become exercisable by the estate of the option holder. Assuming immediate exercise and sale of the vested and previously unvested and in the money stock options upon death on December 31, 2009, the value recognized by the estate of the option holder would have been as follows: Jeffrey B. Swartz, options on 93,597 shares with a value of $803,997; Carrie W. Teffner, options on 27,500 shares with a value of $14,300; Michael J. Harrison, options on 48,285 shares with a value of $306,464; Carden N. Welsh, options on 28,079 shares with a value of $241,199; and John P. Pazzani, options on 5,200 shares with a value of $16,796. The closing price of the Company’s Class A Common Stock on December 31, 2009 was $17.93.

2007 Incentive Plan and 1997 Incentive Plan — Restricted Stock and Unit Award Agreements

Certain outstanding restricted stock award agreements contain terms providing for the full or partial vesting of the restricted stock upon termination of employment without Cause or for Good Reason (as those terms are defined in those agreements), and upon death or disability. Assuming termination of employment without Cause or for Good Reason on December 31, 2009, the value that would have been recognized by the then-employed NEOs would be: Jeffrey B. Swartz, 19,457 shares with a value of $348,864; and Michael J. Harrison, 5,580 shares with a value of $100,049. Assuming termination of employment upon disability on December 31, 2009, the value that would have been recognized by each of the then-employed NEOs would be: Jeffrey B. Swartz, 24,154 shares with a value of $433,081; and Michael J. Harrison, 6,927 shares with a value of $124,201. Assuming immediate sale of all shares, vested or previously unvested, upon death on December 31, 2009, the value recognized by the estate of the award holder would have been as follows: Jeffrey B. Swartz, 55,353 shares with a value of $992,479; Carrie W. Teffner, 10,000 shares with a value of $179,300; Carden N. Welsh, 9,360 shares with a value of $167,825; Michael J. Harrison, 21,389 shares with a value of $383,505; and John P. Pazzani, 3,094 shares with a value of $55,475. The closing price of the Company’s Class A Common Stock on December 31, 2009 was $17.93.

Equity Compensation Plan Information

Number of Securities
Remaining
	Number of Securities		Available for Future
	to be Issued	Weighted-Average	Issuance Under
	Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	3,908,270	$25.05	1,153,937	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	3,908,270	$25.05	1,153,937

(1)	The amounts in columns (a), (b) and (c) assume that the Company has reserved for the performance stock units (“PSUs”) and performance stock options (“PSOs”) granted pursuant to the 2009 Long Term Incentive Plan (“2009 LTIP”) at the target and maximum award levels, respectively, but that such awards were not outstanding at December 31, 2009. Shares with respect to the PSUs will be granted and will vest following the end of the applicable performance period and approval by the Board of Directors, or a committee thereof. The PSOs will vest in three equal annual installments following the end of the applicable performance period and approval by the Board of Directors, or a committee thereof. The payout of the performance awards will be based on the Company’s achievement of certain levels of earnings before interest, taxes, depreciation and amortization (“EBITDA”), with threshold, budget, target and maximum award levels based upon actual EBITDA of the Company during the applicable performance periods equaling or exceeding such levels. The performance period for the PSUs is the three-year period from January 1, 2009 through December 31, 2011, and the performance period for the PSOs was the twelve-month period from January 1, 2009 through December 31, 2009. For more information on these performance awards, see the sections of this Proxy Statement entitled “Compensation Discussion and Analysis” and “Grants of Plan-Based Awards Table — Fiscal Year 2009”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents the number of shares of our Class A Common Stock and Class B Common Stock beneficially owned by (i) persons known to the Company to be beneficial owners of 5% or more of the outstanding shares of either our Class A Common Stock or Class B Common Stock, (ii) each director, nominee for director and named executive officer, and (iii) all directors and executive officers as a group, as of the close of business on January 25, 2010:

	Shares Owned Beneficially
	Class A				Class B
Name and Address of Beneficial Owner(1)	Number(2)		Percent(3)		Number		Percent

Sidney W. Swartz(10)	425,629			*	7,620,684	(11)	68.72
Judith H. Swartz and Robert N. Shapiro, as Trustees of The Sidney W. Swartz 1982 Family Trust (10)	225,490			*	3,220,612		29.04
Wells Fargo & Company(8)	4,967,867		11.44
Royce & Associates, LLC(7)	4,446,248		10.24
FMR LLC(5)	3,499,962		8.06
BlackRock, Inc.(6)	3,228,816		7.43
Capital Research Global Investors(4)	2,722,000		6.27
Jeffrey B. Swartz(10)	1,318,710	(9)	3.04		247,864	(9)	2.24
Michael J. Harrison	262,322			*
Bill Shore	80,304			*
John P. Pazzani	78,717			*
Ian W. Diery	77,233			*
John A. Fitzsimmons	77,233			*
Virginia H. Kent	77,175			*
Carden N. Welsh	66,567			*
Kenneth T. Lombard	57,479			*
Edward W. Moneypenny	57,479			*
Peter R. Moore	57,479			*
Terdema L. Ussery, II	57,479			*
Carrie W. Teffner(12)	0
John D. Crimmins, III(13)	87,867			*
Eugene R. McCarthy(14)	57,065			*
All directors and executive officers as a group (18 persons)	3,056,155		7.04		11,089,160		100

*	Does not exceed 1% of the class

(1)	Address, unless otherwise noted: c/o The Timberland Company, 200 Domain Drive, Stratham, NH 03885.

(2)	Amounts include shares issuable upon the exercise of stock options which are either currently exercisable or will become exercisable on or before March 25, 2010, as follows: Mr. Crimmins, 75,033 (as of departure date); Mr. Diery, 77,233; Mr. Fitzsimmons, 77,233; Mr. Harrison, 175,565; Ms. Kent, 77,175; Mr. Lombard, 57,479; Mr. McCarthy, 42,603 (as of departure date); Mr. Moneypenny, 57,479; Mr. Moore, 57,479; Mr. Pazzani, 76,033; Mr. Shore, 80,304; Mr. Jeffrey Swartz, 441,199; Mr. Ussery, 57,479; Mr. Welsh, 42,692; and all executive officers and directors as a group, 1,650,784. Amounts also include the (i) unvested shares awarded pursuant to restricted stock awards to Mr. Jeffrey Swartz, 55,353, Mr. Harrison, 21,389, Mr. Crimmins, 4,821 (as of departure date), Mr. McCarthy, 14,462 (as of departure date) and Mr. Welsh, 9,360; and (ii) 4,027 shares issued pursuant to prior years’ restricted stock unit agreements between certain executive officers and the Company.

(3)	Percentages are calculated on the basis of the amount of outstanding shares of common stock of such class plus, for each person or group, any shares such person or group has the right to acquire on or prior to March 25, 2010.

(4)	Capital Research Global Investors, a division of Capital Research and Management Company (“CMRC”), by reason of CMRC’s investment advisor status, is deemed to be the beneficial owner of 2,722,000 shares of Class A Common Stock. Address: 333 South Hope Street, Los Angeles, California 90071. Beneficial Ownership as of December 31, 2009 based on a Schedule 13G/A filed with the SEC on February 10, 2010.

(5)	FMR LLC is the parent holding company of Fidelity Management & Research Company, a registered investment adviser to Fidelity Low Priced Stock Fund, which held 3,499,962 shares of Class A Common Stock. Address: 82 Devonshire Street, Boston, Massachusetts 02109. Beneficial ownership as of December 31, 2009 based on a Schedule 13G/A filed with the SEC on February 16, 2010.

(6)	BlackRock, Inc. held 3,228,816 shares of Class A Common Stock as a result of its acquisition, completed on December 1, 2009, of Barclays Global Investors NA and its affiliates. Address: 40 East 52nd Street, New York, New York 10022. Beneficial ownership as of December 31, 2009 based on a Schedule 13G filed with the SEC on January 29, 2010.

(7)	Royce & Associates, LLC beneficially owned 4,446,248 shares of Class A Common Stock and is a registered investment adviser to Royce Premier Fund, which held 2,582,279 shares of Class A Common Stock. Address: 745 Fifth Avenue, New York, NY 10151. Beneficial ownership as of December 31, 2009 based on a Schedule 13G/A filed with the SEC on January 26, 2010.

(8)	Wells Fargo & Company beneficially owned 4,967,867 shares of Class A Common Stock, including 4,875,054 shares as the parent holding company of Evergreen Investment Management Company, LLC. Address: 420 Montgomery Street, San Francisco, CA 94104. Beneficial ownership as of December 31, 2009 based on a Schedule 13G/A that was filed with the SEC on January 26, 2010.

(9)	Amount includes 31,200 shares of Class A Common Stock and 183,484 shares of Class B Common Stock held by Mr. Jeffrey Swartz as custodian for minor children, and 87,204 shares of Class A Common Stock held by Mr. Swartz’s spouse.

(10)	Sidney Swartz, his son Jeffrey and his grandchildren beneficially own all of the Class B Common Stock. As of January 25, 2010, Sidney Swartz, The Sidney W. Swartz 1982 Family Trust, a trust for the benefit of his family (the “Family Trust”), and The Swartz Foundation, held, in the aggregate, approximately 72.9% of the combined voting power of the Company’s capital stock, and the Family Trust held less than 1% of the Class A Common Stock. By virtue of this stock ownership, Sidney Swartz may be deemed to be a “control person” of the Company within the meaning of the rules and regulations under the Securities Act of 1933, as amended, and the Family Trust influences the election of Mr. Diery, Mr. Fitzsimmons and Mr. Moneypenny. Jeffrey Swartz, the Company’s President and Chief Executive Officer, is one of the beneficiaries of the Family Trust.

(11)	Amount includes 1,065,500 shares of Class B Common Stock held by The Swartz Foundation, a private foundation, of which Sidney Swartz is one of two trustees.

(12)	Ms. Teffner joined the Company as Chief Financial Officer in September 2009.

(13)	Mr. Crimmins’ employment with the Company ended on September 30, 2009. Beneficial ownership by Mr. Crimmins is based on shares owned as of the close of business on such date.

(14)	Mr. McCarthy’s employment with the Company ended on July 17, 2009. Beneficial ownership by Mr. McCarthy is based on shares owned as of the close of business on such date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval or Ratification of Related Person Transactions

The Company’s legal department is primarily responsible for identifying and reviewing relationships and transactions in which the Company and our directors, executive officers, certain of our stockholders or their immediate family members are participants to determine whether any of these “related persons” had or will have a direct or indirect material interest. In order to identify potential related person transactions, the Company’s legal department annually prepares and distributes to all directors and executive officers a written questionnaire which includes questions intended to elicit information about any related person transactions. In addition, our internal audit department conducts an annual review of the Company’s charitable contributions and submits a written request annually to all executive officers’ assistants regarding executive compensation, perquisites and related person transactions, responses to which are shared with the legal department. Information regarding transactions with related persons or any violation of policy, including transactions involving a potential conflict of interest in violation of our Code of Ethics, may be anonymously reported by employees through the Company’s Integrity Line and may be subsequently obtained by our general counsel. A copy of our Code of Ethics is posted on the corporate governance section of our website at www.timberland.com/investorrelations/index.jsp.

If a proposed related person transaction is identified by the legal department as one which would have to be reported in the Company’s Proxy Statement pursuant to applicable Securities and Exchange Commission regulations, our Governance and Nominating Committee is ultimately responsible for reviewing and approving or ratifying any such related person transaction. In evaluating a related person transaction, our Governance and Nominating Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board of Directors and as individual directors. The Governance and Nominating Committee may approve a related person transaction when, in its good faith judgment, the transaction is in the best interests of the Company. Based on information provided by the directors, executive officers, and the legal and internal audit departments, there were no related person transactions since the beginning of the Company’s 2009 fiscal year to be reported in this Proxy Statement under applicable Securities and Exchange Commission regulations.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Management Development and Compensation Committee of the Board of Directors are Kenneth T. Lombard, Chair, John A. Fitzsimmons, Edward W. Moneypenny and Peter R. Moore. No member of the Management Development and Compensation Committee was at any time during the fiscal year ended December 31, 2009, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Management Development and Compensation Committee had any relationship with the Company during the fiscal year ended December 31, 2009 requiring disclosure under Item 404 of Regulation S-K.

None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Management Development and Compensation Committee of the Company.

FINANCIAL AND OTHER INFORMATION

The Company intends to provide notice of the availability, or begin mailing, its 2009 Annual Report and Form 10-K to its stockholders on or about April 2, 2010. The 2009 Annual Report and Form 10-K include audited financial statements, and other business information and are incorporated herein by reference.

To obtain a free copy of the Company’s Annual Report and/or Form 10-K for the fiscal year ended December 31, 2009, which Form 10-K was filed by the Company with the Securities and Exchange

Commission, contact the Investor Relations Department, The Timberland Company, 200 Domain Drive, Stratham, New Hampshire 03885 (Telephone: (603) 773-1655).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The securities laws of the United States require the Company’s directors, its executive officers and any persons holding more than 10% of the Class A Common Stock to report their ownership of Class A Common Stock and any changes in that ownership to the Securities and Exchange Commission. All such persons satisfied these filing requirements during and with respect to fiscal year 2009, except that one Form 4 covering one transaction was filed late by the Company on behalf of each of John D. Crimmins, III, Michael J. Harrison, Eugene R. McCarthy, Jeffrey B. Swartz and Carden N. Welsh, and one Form 3 was filed late by the Company on behalf of Carrie W. Teffner. In making this disclosure, the Company has relied solely on written representations furnished to the Company by its directors, its executive officers and persons who previously held more than 10% of the Class A Common Stock, and copies of the reports that these persons have filed with the Securities and Exchange Commission.

OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any additional matters should properly come before the Annual Meeting, the persons appointed as proxies intend to vote validly executed proxies in accordance with their judgment on any such matters.

STOCKHOLDER PROPOSALS

Proposals which stockholders intend to present at the 2011 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than February 13, 2011 to be presented at that Annual Meeting. Any proposal received after such date will be untimely and will not be considered at the 2011 Annual Meeting of Stockholders. To be eligible for inclusion in next year’s Proxy Statement, the Secretary of the Company must receive stockholder proposals no later than November 30, 2010. In addition to these mailing requirements, stockholder proposals also must be in compliance with applicable Securities and Exchange Commission regulations.

THE TIMBERLAND COMPANY
2007 INCENTIVE PLAN
(as amended)

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3.	ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	LIMITS ON AWARDS UNDER THE PLAN

(a)  Number of Shares.  Subject to Section 7(b), a maximum of 8,000,000 shares of Stock may be delivered in satisfaction of Awards under the Plan. The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the preceding sentence, be determined net of: (1) shares of Stock withheld by the Company in payment of the exercise price of the Award, (2) shares of Stock withheld in satisfaction of tax withholding requirements with respect to the Award, (3) shares of Restricted Stock that are forfeited to the Company, (4) shares of Stock subject to an Award, where cash is delivered to a Participant in lieu of such shares, and (5) shares of Stock remaining under an Award that terminates without having been exercised in full (in the case of an Award required exercise by a Participant for delivery of shares of Stock). To the extent consistent with the requirements of Section 422 and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

(b)  Type of Shares.  Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c)  Section 162(m) Limits.  The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 1,000,000. The maximum number of shares subject to other Awards granted to any person in any calendar year will be 1,000,000. The maximum amount payable to any person in any year under Cash Awards will be $6,000,000. The foregoing provisions will be construed in a manner consistent with Section 162(m).

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates; provided, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration Statement is permissible. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.	RULES APPLICABLE TO AWARDS

(a) All Awards

(1)  Award Provisions.  The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2)  Term of Plan.  No Awards may be made after February 27, 2017, but previously granted Awards may continue beyond that date in accordance with their terms.

(3)  Transferability.  Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other non-transferable Awards requiring exercise) may be exercised only by the Participant. To the extent provided in the immediately preceding sentence, the Administrator may permit Awards other than ISOs to be transferred by gift, subject to such limitations as the Administrator may impose.

(4)  Vesting, Etc.  The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Unless the Administrator expressly provides otherwise, an Award requiring exercise will cease to be exercisable, and all other Awards to the extent not already fully vested will be forfeited, immediately upon the cessation (for any reason, including but not limited to death) of the Participant’s employment or other service relationship with the Company and its Affiliates. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration.

(5)  Taxes.  The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(6)  Dividend Equivalents, Etc.  The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A to the extent applicable.

(7)  Rights Limited.  Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(8)  Section 162(m).  This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m), other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the

2

performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(8) applies may be granted after the first meeting of the stockholders of the Company held in 2012 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m), unless such grant is made contingent upon such approval.

(9)  Coordination with Other Plans.  Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the delivery of such Stock shall be treated as awarded under the Plan (and shall reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan shall be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(10)  Section 409A.  Each Award shall contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A, or (ii) satisfies such requirements.

(11)  Certain Requirements of Corporate Law.  Awards shall be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b) Awards Requiring Exercise

(1)  Time And Manner Of Exercise.  Unless the Administrator provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2)  Exercise Price.  The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced other than in accordance with the applicable stockholder approval requirements of the New York Stock Exchange. Fair market value shall be determined by the Administrator consistent with the applicable requirements of Section 422 and Section 409A.

(3)  Payment Of Exercise Price.  Where the exercise of an Award is to be accompanied by payment, payment of the exercise price shall be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under

3

clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4)  Maximum Term.  Awards requiring exercise will have a maximum term not to exceed ten (10) years from the date of grant.

7.	EFFECT OF CERTAIN TRANSACTIONS

(a)  Mergers, etc.  Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

(1) Assumption or Substitution.  If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2) Cash-Out of Awards.  If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; provided, that the Administrator shall not exercise its discretion under this Section 7(a)(2) with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the requirements of Section 409A.

(3)  Acceleration of Certain Awards.  If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will become fully exercisable, and the delivery of any shares of Stock remaining deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction; provided, that to the extent acceleration pursuant to this Section 7(a)(3) of an Award subject to Section 409A would cause the Award to fail to satisfy the requirements of Section 409A, the Award shall not be accelerated and the Administrator in lieu thereof shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Stock and on terms that as nearly as possible, but taking into account adjustments required or permitted by this Section 7, mirror the prior terms of the Award.

(4)  Termination of Awards Upon Consummation of Covered Transaction.  Each Award will terminate upon consummation of the Covered Transaction, other than the following: (i) Awards assumed pursuant to Section 7(a)(1) above; (ii) Awards converted pursuant to the proviso in Section 7(a)(3) above into an ongoing right to receive payment other than Stock; and (iii) outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below).

(5)  Additional Limitations.  Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid

4

in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b)  Change in and Distributions With Respect to Stock

(1)  Basic Adjustment Provisions.  In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator shall make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and shall also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2)  Certain Other Adjustments.  The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.

(3)  Continuing Application of Plan Terms.  References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11.	MISCELLANEOUS

(a)  Waiver of Jury Trial.  By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or

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under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b)  Limitation of Liability.  Notwithstanding anything to the contrary in the Plan, neither the Company, any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

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EXHIBIT A
Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”:  The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”:  Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code, except that in determining eligibility for the grant of a Stock Option or SAR by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. § 1.414(c)-2; provided, that to the extent permitted under Section 409A, “at least 20%” shall be used in lieu of “at least 50%”; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply but any such change shall not be effective for twelve (12) months.

“Award”:  Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”:  The Board of Directors of the Company.

“Cash Award”:  An Award denominated in cash.

“Code”:  The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”:  The Management Development and Compensation Committee of the Board.

“Company”:  The Timberland Company.

“Covered Transaction”:  Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the

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Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Employee”:  Any person who is employed by the Company or an Affiliate.

“Employment”:  A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“ISO”:  A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”:  A person who is granted an Award under the Plan.

“Performance Award”:  An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”:  Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; gross margin; inventory levels or turns; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; or other objective operating contributions; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or other transactions that involve a change in the equity ownership of the Company. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”:  The Timberland Company 2007 Incentive Plan as from time to time amended and in effect.

“Restricted Stock”:  Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”:  A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“Section 409A”:  Section 409A of the Code.

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“Section 422”:  Section 422 of the Code.

“Section 162(m)”:  Section 162(m) of the Code.

“SAR”:  A right entitling the holder upon exercise to receive an amount (payable in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the fair market value of such shares at the date of grant.

“Stock”:  Common Stock of the Company, par value $.01 per share.

“Stock Option”:  An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”:  An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”:  Stock not subject to any restrictions under the terms of the Award.

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C123456789
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EDT, on May 12, 2010. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/TBL • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Company Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, and FOR Proposal 3. 1. Election of Directors*: 1 — Sidney W. Swartz 2 — Jeffrey B. Swartz 3 — Ian W. Diery 4 — John A. Fitzsimmons 05-Virginia H. Kent 06 — Kenneth T. Lombard For Withhold 7 — Edward W. Moneypenny 8 — Peter R. Moore 9 — Bill Shore 10 -Terdema L. Ussery, II 11 -Carden N.Welsh For Withhold
*To fix the number of directors at eleven for the coming year, subject to further action by the Board of Directors as provided in the Company’s By Laws, and to elect the nominees listed. For Against Abstain 2. To ratify the appointment of Deloitte & Touch LLP as the Company’s independent registered public accounting f rm. 3. To amend the Company’s 2007 Incentive Plan to increase the number of shares reserved for issuance from 4,000,000 to 8,000,000. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below Please sign here personally, exactly as your name is printed on your stock certificate. If the stock certificate is registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for a corporation. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 JNT 1UPX 0248771 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MRASAMPLEAND MRASAMPLEAND MRASAMPLEANDMRASAMPLEANDMRASAMPLEAND MRASAMPLEAND MRASAMPLEAND MRASAMPLEAND 015JXC

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — THE TIMBERLAND COMPANY
ANNUAL MEETING OF STOCKHOLDERS-MAY 13, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Sidney W. Swartz and Jeffrey B. Swartz, and each of them, as attorneys and proxies, with the power of substitution, to represent and vote at the Annual Meeting of Stockholders of The Timberland Company (the “Company”) and at any adjournments thereof, all shares of the Company’s Class A Common Stock which the undersigned could vote if present, in such manner as they, or either of them, may determine on any matters which may properly come before the meeting or any adjournments thereof and to vote on the matters set forth on the reverse side of this proxy as directed by the undersigned. The Annual Meeting will be held on Thursday, May 13,2010, at 9:00 a.m., at The Timberland Company, 200 Domain Drive, Stratham, New Hampshire 03885.
A stockholder is entitled to one vote for each share of Class A Common Stock and ten votes for each share of Class B Common Stock held of record at the close of business on March 18, 2010. The holders of Class A Common Stock will vote separately as a class to elect three nominees for director, Ian W. Diery, John A. Fitzsimmons and Edward W. Moneypenny, and the holders of Class A Common Stock and the holders of Class B Common Stock will vote together as a single class to elect eight nominees for director, Sidney W. Swartz, Jeffrey B. Swartz, Virginia H. Kent, Kenneth T. Lombard, Peter R. Moore, Bill Shore, Terdema L. Ussery, II and Carden N. Welsh; to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; and to increase the number of shares reserved for issuance under the Company’s 2007 Incentive Plan from 4,000,000 to 8,000,000.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO FIX THE NUMBER OF DIRECTORS AT ELEVEN, TO ELECT ALL ELEVEN NOMINEES, TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE COMPANY’S 2007 INCENTIVE PLAN FROM 4,000,000 TO 8,000,000. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.